EXECUTION COPY

                                                                    Exhibit 99.1

================================================================================

                            ASSET PURCHASE AGREEMENT

                                 by and between

                                  SIGCOM, INC.

                                       and

                               ANTEON CORPORATION

                         -------------------------------

                            Dated as of July 20, 2001

                         -------------------------------

================================================================================

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1

    Section 1.1   Definitions..................................................1

ARTICLE II TRANSFER OF ASSETS AND LIABILITIES..................................9

    Section 2.1   Acquired Assets..............................................9
    Section 2.2   Excluded Assets.............................................11
    Section 2.3   Assumed Liabilities.........................................12
    Section 2.4   Excluded Liabilities........................................14
    Section 2.5   Transfer of Acquired Assets and Assumed Liabilities.........15
    Section 2.6   Consideration...............................................16
    Section 2.7   Closing.....................................................18
    Section 2.8   Deliveries by Seller........................................19
    Section 2.9   Deliveries by Purchaser.....................................19
    Section 2.10  Allocation of Purchase Price................................20
    Section 2.11  Non-Assignable Acquired Assets..............................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER..........................22

    Section 3.1   Organization and Qualification of Seller....................22
    Section 3.2   Authority to Execute and Perform Agreement..................22
    Section 3.3   Financial Statements........................................22
    Section 3.4   Absence of Certain Changes or Events........................23
    Section 3.5   Litigation and Liabilities..................................24
    Section 3.6   Title to Personal Properties; Absence of Liens, etc.........24
    Section 3.7   Licenses and Registrations; Compliance with Laws, etc.......24
    Section 3.8   Intangible Property.........................................25
    Section 3.9   Non-Contravention...........................................29
    Section 3.10  Consents and Approvals......................................29
    Section 3.11  Employee Benefit Plans; ERISA...............................29
    Section 3.12  Insurance Policies..........................................31
    Section 3.13  Agreements..................................................31
    Section 3.14  Validity of Agreements......................................32
    Section 3.15  Taxes.......................................................32
    Section 3.16  Additional Representations..................................32
    Section 3.17  Accounts and Notes Receivable; Accounts Payable;
                  Accrued Expenses............................................34
    Section 3.18  Potential Conflicts of Interest.............................34
    Section 3.19  Liabilities.................................................35
    Section 3.20  Real Estate.................................................35
    Section 3.21  Labor Matters...............................................36
    Section 3.22  Assets Used in the Business.  ..............................36
    Section 3.23  Suppliers and Customers.....................................36


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                                                                            PAGE
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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER........................37

    Section 4.1   Organization................................................37
    Section 4.2   Authority to Execute and Perform Agreement..................37
    Section 4.3   Consents and Approvals......................................37
    Section 4.4   Non-Contravention...........................................37
    Section 4.5   Purchaser Litigation........................................38
    Section 4.6   Financial Capability........................................38
    Section 4.7   Investigation by Purchaser..................................38

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES................................38

    Section 5.1   Conduct of Business.........................................38
    Section 5.2   Further Assurances..........................................39
    Section 5.3   Access to Records...........................................39
    Section 5.4   Preservation of Records; Access to Business Employees.......40
    Section 5.5   Confidentiality.............................................41
    Section 5.6   Reasonable Efforts, Consents................................41
    Section 5.7   Insurance Proceeds, Litigation Rights.......................42
    Section 5.8   Preservation of Business....................................42
    Section 5.9   Litigation..................................................42
    Section 5.10  Agreements..................................................42
    Section 5.11  Continued Effectiveness of Representations and Warranties...42
    Section 5.12  Satisfaction of Conditions Precedent........................43
    Section 5.13  Exclusivity.................................................43
    Section 5.14  Non-Competition; Non-Solicitation...........................43
    Section 5.15  Expenses and Apportioned Obligations........................44
    Section 5.16  Bulk Sales Compliance.......................................45
    Section 5.17  Public Announcements........................................45
    Section 5.18  Accounts Receivable.........................................45
    Section 5.19  Employees...................................................46
    Section 5.20  Access and Use of Premises..................................50
    Section 5.21  Use of SIGCOM Name and Logo.................................50
    Section 5.22  Change of Software Licenses.................................51
    Section 5.23  Covenant to Assign Certain Assets...........................51

ARTICLE VI CONDITIONS TO CLOSING..............................................51

    Section 6.1   Conditions to Obligations of Seller.........................51
    Section 6.2   Conditions to Obligations of Purchaser......................52

ARTICLE VII FEES RELATING TO THIS TRANSACTION.................................53

ARTICLE VIII TERMINATION......................................................54

    Section 8.1   Termination.................................................54
    Section 8.2   Effect of Termination; Expenses.............................54

ARTICLE IX INDEMNIFICATION....................................................55


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                                                                            PAGE
                                                                            ----

    Section 9.1   Indemnification by Seller...................................55
    Section 9.2   Indemnification by Purchaser................................55
    Section 9.3   Supplemental Indemnification by Seller......................56
    Section 9.4   Survival of Representations and Warranties..................57
    Section 9.5   Certain Limitations on Indemnification Obligations..........58
    Section 9.6   Defense of Claims...........................................58
    Section 9.7   Non-Third Party Claims......................................59
    Section 9.8   Claims Against the Escrow Agent.............................60
    Section 9.9   Subrogation.................................................60
    Section 9.10  Exclusive Remedies..........................................60
    Section 9.11  No Double Recovery; Use of Insurance........................60
    Section 9.12  Treatment of Indemnity Payments Between the Parties.........61

ARTICLE X MISCELLANEOUS.......................................................61

    Section 10.1  Interpretation.  ...........................................61
    Section 10.2  Expenses....................................................61
    Section 10.3  Waivers and Amendments; Non-Contractual Remedies;
                  Preservation of Remedies....................................61
    Section 10.4  Public Disclosure...........................................61
    Section 10.5  GOVERNING LAW...............................................62
    Section 10.6  Notices.....................................................62
    Section 10.7  Section Headings............................................63
    Section 10.8  Counterparts................................................63
    Section 10.9  Assignments.................................................63
    Section 10.10 Entire Agreement, Enforceability and Miscellaneous..........64


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EXHIBITS

Exhibit A             Bill of Sale and Assignment
Exhibit B             Invention Assignment
Exhibit C             Copyright Assignment
Exhibit D             Lease Assignment
Exhibit E             Assumption Agreement
Exhibit F             Escrow Agreement
Exhibit G             Transition Services Agreement
Exhibit H             Lease Agreement
Exhibit I             Subcontract
Exhibit J             Form of Opinion of Holland & Knight LLP

SCHEDULES

Schedule 2.1(a)(i)    Equipment
Schedule 2.1(a)(ii)   Retained Equipment
Schedule 2.1(b)(i)    Inventory
Schedule 2.1(b)(ii)   Retained Inventory
Schedule 2.1(c)(i)    Assigned IP Assets
Schedule 2.1(c)(ii)   Retained IP Assets
Schedule 2.1(d)       Prepaid Items
Schedule 2.1(e)(i)    Assigned Agreements
Schedule 2.1(e)(ii)   Retained Contracts
Schedule 2.1(f)(i)    Permits
Schedule 2.1(f)(ii)   Retained Permits
Schedule 2.1(h)       Accounts Receivable
Schedule 2.1(j)       Retained Miscellaneous Items
Schedule 2.3(a)       Accounts Payable
Schedule 2.3(b)       Accrued Expenses
Schedule 2.10         Allocation Schedule
Schedule 3.4          Absence of Certain Changes or Events
Schedule 3.5          Litigation and Liabilities
Schedule 3.6          Liens
Schedule 3.7          Compliance with Laws
Schedule 3.8(a)(i)    Intellectual Property
Schedule 3.8(a)(ii)   IP Licenses and Licensed IP
Schedule 3.8(a)(iii)  Proposed Intellectual Property Agreements
Schedule 3.8(a)(iv)   Software
Schedule 3.8(i)       Trade Secrets
Schedule 3.8(j)       Employees, Consultants and Other Persons
Schedule 3.9          Non-Contravention
Schedule 3.10         Consents and Approvals
Schedule 3.11         Employee Benefits; ERISA
Schedule 3.13         Contracts
Schedule 3.14         Contract Claims; Consents Regarding Certain Contracts


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Schedule 3.16(b)       Environmental Matters; Environmental Contracts
Schedule 3.18          Potential Conflicts of Interest
Schedule 3.19          Liabilities
Schedule 3.20(a)       Leased Real Property
Schedule 3.20(c)       Occupants
Schedule 3.23          Suppliers and Customers
Schedule 5.19(a)(i)    Business Employees on Disability
Schedule 5.19(a)(iii)  Full-Time Business Employees; Job Titles, Service Dates
                       and Salaries
Schedule 5.19(a)(iv)   Part-Time Business Employees; Job Titles and Hourly/Daily
                       Rates
Schedule 5.19(a)(v)    Consultants; Hourly Rates and Contracts Terms
Schedule 5.19(a)(viii) Terminated Employees
Schedule 7             Fees Relating to Transaction


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                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of July 20, 2001 (the "AGREEMENT"), by and between SIGCOM, Inc., a North Carolina Subchapter S corporation ("SELLER"), and Anteon Corporation, a Virginia corporation ("PURCHASER").

            WHEREAS, Seller owns or leases certain properties, assets and goodwill as specified herein which are used in connection with the business of designing, developing, marketing and integrating simulated third world urban battlefield environments (the "BUSINESS"); and

            WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, free and clear of all liabilities, obligations, claims, liens and encumbrances (other than the liabilities, obligations and claims expressly assumed pursuant to this Agreement and the liens and encumbrances permitted by this Agreement), substantially all of the property, assets and rights of the Business, and to assume certain liabilities of the Business, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.1 DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, the following terms have the meanings indicated:

            "ACCOUNTS PAYABLE" shall have the meaning set forth in Section
2.3(a).

            "ACCOUNTS RECEIVABLE" shall have the meaning set forth in Section 2.1(h).

            "ACCRUED EXPENSES" shall have the meaning set forth in Section
2.3(b).

            "ACQUIRED ASSETS" shall have the meaning set forth in Section 2.1.

            "ACQUISITION PROPOSAL" shall have the meaning set forth in Section 5.13.

            "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

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                                                                               2


            "ALLOCATION SCHEDULE" shall have the meaning set forth in Section 2.10(a)

            "ASSIGNED AGREEMENTS" shall have the meaning set forth in Section 2.1(e).

            "ASSIGNED IP ASSETS" shall have the meaning set forth in Section 2.1(c).

            "ASSUMED LIABILITIES" shall have the meaning set forth in Section
2.3.

            "ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 2.5(b).

            "BASKET AMOUNTS" shall have the meaning set forth in Section 9.5(a).

            "BASKET EXCLUSIONS" shall have the meaning set forth in Section 9.5(a).

            "BILL OF SALE AND ASSIGNMENT" shall have the meaning set forth in
Section 2.5(a).

            "BOOKS AND RECORDS" shall have the meaning set forth in Section 2.1(g).

            "BUSINESS" shall have the meaning set forth in the recitals to this Agreement.

            "BUSINESS DAY" shall mean any day that banks are opened for business in the Commonwealth of Virginia, other than a Saturday or Sunday.

            "BUSINESS EMPLOYEES" means employees of the Business who are offered and accept employment with Purchaser as of the Closing Date.

            "BUSINESS MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 3.1.

            "CLOSING" shall have the meaning set forth in Section 2.7.

            "CLOSING ADJUSTMENT" shall have the meaning set forth in Section 2.6(c).

            "CLOSING DATE" shall have the meaning set forth in Section 2.7.

            "CLOSING STATEMENT" shall have the meaning set forth in Section 2.6(d).

            "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "CODE" shall have the meaning set forth in Section 2.8(j).

            "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 5.5.

            "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
Section 5.5.

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            "CONSENT" shall have the meaning set forth in Section 3.10.

            "CONTRACTS" shall have the meaning set forth in Section 2.1(e).

            "COPYRIGHT ASSIGNMENT" shall have the meaning set forth in Section 2.5(a).

            "COPYRIGHTS" shall have the meaning set forth in definition of "Intellectual Property" in this Section 1.1.

            "DCAA" shall have the meaning set forth in Section 2.4(h).

            "DCAA MOD. 4, - 0051 CONTRACT AUDIT" shall have the meaning set forth in Section 2.4(h).

            "DCAA MOD. 31, - 0070 CONTRACT AUDIT" shall have the meaning set forth in Section 2.4(h).

            "DEBT" means, as of any date, (without duplication) with respect to any Person, any indebtedness outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute trade payables) and shall also include, to the extent not otherwise included (i) any capital lease obligations determined in accordance with GAAP, (ii) obligations of Persons other than such Person secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been incurred or assumed by such Person,
(iii) all indebtedness of others of the types described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligation or on any letter of credit, banker's acceptance or similar credit transaction, and (v) and obligations under any currency or interest rate swap, hedge or similar protection device of any such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations referred to in clause (iii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED, HOWEVER, that (x) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, and (y) Debt shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of

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goods or materials or for services obtained in the Ordinary Course of Business shall not be deemed to be "DEBT" for purposes of this definition.

            "DETERMINATION" shall have the meaning set forth in Section 2.6(d).

            "DIRECT CONTRACT COSTS" means, with respect to any period, the aggregate amounts of labor and other direct expenses, including, without limitation, expenses for materials, subcontracts, consultants and travel.

            "DISPUTED MATTER" shall have the meaning set forth in Section
2.6(d).

            "EARNED BUT UNUSED" shall have the meaning set forth in Section 5.19(b).

            "EMPLOYMENT-RELATED OBLIGATIONS" shall have the meaning set forth in
Section 5.19(a).

            "ENVIRONMENTAL CLAIM" shall have the meaning set forth in Section
9.4

            "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 3.16(b).

            "EQUIPMENT" shall have the meaning set forth in Section 2.1(a).

            "ERISA" shall have the meaning set forth in Section 3.11.

            "ESCROW ACCOUNT" shall have the meaning set forth in Section 2.6(b).

            "ESCROW AGENT" shall have the meaning set forth in Section 2.6(b).

            "ESCROW AGREEMENT" shall have the meaning set forth in Section
2.6(b).

            "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

            "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4.

            "FINAL ACCOUNTS PAYABLE" shall have the meaning set forth in Section 2.6(d).

            "FINAL ACCOUNTS RECEIVABLE " shall have the meaning set forth in
Section 2.6(d).

            "FINAL ACCRUED EXPENSES" shall have the meaning set forth in Section 2.6(d).

            "FOREIGN GOVERNMENT CONTRACT" means any Contract, subcontract of a Contract, or Contract with a prime contractor having a Contract, with a sovereign government excluding the United States, or any agency or department thereof relating to the Business, including, without limitation, any Contract involving or requiring a foreign industrial or government security clearance.

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            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "GOVERNMENT CONTRACT" means any Contract, subcontract of a Contract, or Contract with a prime contractor having a Contract, with the United States, state or local government or any agency or department thereof relating to the Business, including, without limitation, any Contract involving or requiring an industrial or government security clearance.

            "GOVERNMENTAL BODY" shall have the meaning set forth in Section 3.7.

            "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section 3.16(b).

            "INDEPENDENT ACCOUNTING FIRM" shall mean either Arthur Andersen, Deloitte & Touche or Ernst & Young which shall be jointly engaged by, and mutually agreeable to, Purchaser and Seller and is not otherwise engaged by Purchaser or Seller or their respective Affiliates (but including, with respect to Purchaser, its controlled Affiliates only) and has not been engaged by Purchaser or Seller or their respective Affiliates (but including, with respect to Purchaser, its controlled Affiliates only) during any of the three (3) calendar years preceding the joint engagement by Purchaser and Seller.

            "INDIRECT COST" means any fringe benefits, general and administrative expenses and overhead expenses.

            "INSTRUMENTS OF ASSIGNMENT" shall have the meaning set forth in
Section 2.5(a).

            "INSTRUMENTS OF ASSUMPTION" shall have the meaning set forth in
Section 2.5(b).

            "INTELLECTUAL PROPERTY" shall mean all of the following as they exist in any jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by Seller:

                  (i) patents, patent applications, industrial rights and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or refiled) (collectively, "PATENTS");

                  (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "TRADEMARKS");

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                  (iii) copyrights, including all renewals and extensions
thereof, copyright registrations and applications for registration thereof, and non-registered copyrights (collectively, "COPYRIGHTS");

                  (iv) trade secrets, confidential business information and other proprietary information including, without limitation, designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, mask works, discoveries, inventions, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TRADE SECRETS");

                  (v) all web sites and web pages and related rights and items (collectively, "INTERNET ASSETS"); and

                  (vi) computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, and all related material documentation and information, whether in source code, object code or human readable form, other than software used by Seller (except for the software described on SCHEDULE 2.1(c)(i)) that is commercially available pursuant to "shrink-wrap," "click-through" or other standard form license agreements and software that is embedded as part of commercially available products or services (collectively "SOFTWARE").

            "INTERNET ASSETS" shall have the meaning set forth in the definition of "Intellectual Property" in this Section 1.1.

            "INVENTION ASSIGNMENT" shall have the meaning set forth in Section 2.5(a).

            "INVENTORY" shall have the meaning set forth in Section 2.1(b).

            "INVESTIGATION" shall have the meaning set forth in Section 2.4(g).

            "IP LICENSES" shall mean all permits, licenses, sublicenses and other agreements or permissions under which Seller is a licensee or otherwise authorized to use or practice, or under which Seller is a licensor of any Intellectual Property.

            "IRS" shall have the meaning set forth in Section 3.11(b).

            "KNOWLEDGE" shall mean the actual knowledge, after due inquiry with the appropriate supervisory personnel, of each of John Kim, Terri Kim, Rick Reaves, Tomi Bryan, Jim Colston, Richard Coltman, David Houston and Leslie Dula.

            "LAWS" shall have the meaning set forth in Section 2.11(a).

            "LEASE AGREEMENT" shall mean the lease agreement, substantially in the form of EXHIBIT H hereto.


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            "LEASE ASSIGNMENT" shall have the meaning set forth in Section
2.5(a).

            "LEASED REAL PROPERTY" shall have the meaning set forth in Section 3.20(a).

            "LIABILITIES" shall have the meaning set forth in Section 3.19.

            "LICENSED IP" means Intellectual Property that is the subject of an IP License under which Seller is a licensee.

            "LIENS" shall mean any pledges, liens, charges, encumbrances, transfer restrictions, security interests, restrictions and claims of any kind or other encumbrances of any nature whatsoever.

            "LOSSES" shall have the meaning set forth in Section 9.1.

            "NET ESTIMATED AMOUNT" shall mean the difference of (i) the aggregate Accounts Receivable (set forth on SCHEDULE 2.1(h)) minus (ii) the sum of (x) the aggregate Accounts Payable (set forth on SCHEDULE 2.3(a)) and (y) the aggregate Accrued Expenses (set forth on SCHEDULE 2.3(b)).

            "NET FINAL AMOUNT" shall mean the difference of (i) the aggregate Final Accounts Receivable minus (ii) the sum of (x) the aggregate Final Accounts Payable and (y) the aggregate Final Accrued Expenses.

            "NON-HIRED EMPLOYEES" shall mean any employees of Seller who do not become employed by Purchaser as of the Closing Date, whether or not such employees were, during their employment with Seller, primarily engaged in the Business.

            "ORDER" shall have the meaning set forth in Section 6.1(a).

            "ORDINARY COURSE OF BUSINESS" shall have the meaning set forth in
Section 2.3(a).

            "OTHER INSTRUMENTS" shall have the meaning set forth in Section 2.5(a).

            "PAST SERVICE" shall have the meaning set forth in Section 5.19(b).

            "PATENTS" shall have the meaning set forth in the definition of "Intellectual Property" in this Section 1.1.

            "PERMITS" shall have the meaning set forth in Section 3.7.

            "PERMITTED LIENS" shall have the meaning set forth in Section 3.6.

            "PERSON" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, a firm, an association, an

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unincorporated organization and a government or any department or agency thereof or any other entity.

            "PLANS" shall have the meaning set forth in Section 3.11.

            "PRE-CLOSING TAX PERIOD" shall mean (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

            "PREPAID ITEMS" shall have the meaning set forth in Section 2.1(d).

            "PRO FORMA FINANCIALS" shall have the meaning set forth in Section 3.3.

            "PROPOSED INTELLECTUAL PROPERTY AGREEMENTS" shall have the meaning set forth in Section 3.8(a).

            "PURCHASE PRICE" shall have the meaning set forth in Section 2.6.

            "PURCHASER" shall have the meaning set forth in the preamble to this Agreement.

            "PURCHASER PARTIES" shall have the meaning set forth in Section 9.1.

            "PURCHASER WELFARE PLANS" shall have the meaning set forth in
Section 5.19(b).

            "PURCHASER'S DISPUTE REPORT" shall have the meaning set forth in
Section 2.6(d).

            "SELLER" shall have the meaning set forth in the preamble to this Agreement.

            "SELLER WELFARE PLANS" shall have the meaning set forth in Section 5.19(b).

            "SOFTWARE" shall have the meaning set forth in the definition of "Intellectual Property" in this Section 1.1.

            "SUBCONTRACT" shall have the meaning set forth in Section 2.11(e).

            "TAX" shall mean any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyance, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, whether or not measured in whole or in part by net income, together with any interest, deficiency penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any

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such tax (domestic or foreign) and obligations under any tax sharing, tax allocation or similar agreement to which Seller is a party, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

            "TAX CLAIM" shall have the meaning set forth in Section 9.4.

            "TAX RETURNS" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect to any Taxes.

            "TRADE SECRETS" shall have the meaning set forth in the definition of "Intellectual Property" in this Section 1.1.

            "TRADEMARKS" shall have the meaning set forth in the definition of "Intellectual Property" in this Section 1.1.

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Instruments of Assignment, the Instruments of Assumption, the Transition Services Agreement, the Escrow Agreement, the Lease Agreement and the Subcontracts.

            "TRANSFER TAXES" shall have the meaning set forth in Section
5.15(a).

            "TRANSITION SERVICES AGREEMENT" shall mean the transition services agreement, substantially in the form of EXHIBIT G hereto.

            "2000 PRO FORMA FINANCIALS" shall have the meaning set forth in
Section 3.3.

            "UNCOLLECTED RECEIVABLES" shall have the meaning set forth in
Section 5.18.

            "WARN ACT" means the Worker Adjustment and Retraining Notification Act (Pub. L. 100-379, 102 Stat. 890 (1988)), as amended.

                                   ARTICLE II

                       TRANSFER OF ASSETS AND LIABILITIES

            Section 2.1 ACQUIRED ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 2.7 hereof, Seller shall sell, convey, assign, transfer and deliver to Purchaser all of Seller's right, title and interest in and to all of the property, assets and rights owned, leased or held for use by Seller relating to the Business (other than the Excluded Assets), of every kind, character and description, whether tangible, intangible, personal or mixed and wheresoever located, whether carried on the books of Seller or not carried on the books of Seller, due to expense, full depreciation or otherwise (collectively, the "ACQUIRED ASSETS"), free and clear of all liabilities, obligations and Liens, other than the Assumed Liabilities and Permitted Liens. Such Acquired Assets consist of the following:

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                  (a) All of Seller's right, title and interest in and to all tangible personal property owned, leased or held for use by Seller or furnished to Seller by a Governmental Body relating to the Business, including, without limitation, all furniture, fixtures, computer equipment, furnishings, tools, machinery, spare parts, motor vehicles, leasehold improvements and equipment, and specifically including all computer equipment, book cases, file cabinets and other similar moveable items primarily used in connection with the Business by the five (5) Business Employees who will have access to Seller's premises located at 4230 Beechwood Drive, Greensboro, North Carolina in accordance with
Section 5.20, other than those certain items listed on SCHEDULE 2.1(a)(ii) (collectively, the "EQUIPMENT"), as well as all manufacturers' warranties associated with such items; a list of Equipment is set forth on SCHEDULE 2.1(a)(i);

                  (b) All of Seller's right, title and interest in and to all inventory, work-in-process, components, finished goods, parts, supplies, raw materials and other items owned, leased or held for use by Seller relating to the Business, other than those certain items listed on SCHEDULE 2.1(b)(ii) (collectively, the "INVENTORY"), as well as all manufacturers' warranties associated with such items; a list of Inventory is set forth on SCHEDULE 2.1(b)(i);

                  (c) All of Seller's right, title and interest in and to all IP Licenses, Licensed IP and Intellectual Property owned by, or licensed to, or otherwise used or held for use by, Seller relating to the Business, other than those certain items listed on SCHEDULE 2.1(c)(ii) (collectively, the "ASSIGNED IP ASSETS"); a list of Assigned IP Assets is set forth on SCHEDULE 2.1(c)(i);

                  (d) All of Seller's right, title and interest in and to all claims, deposits, prepayments, warranty and guarantee rights, refunds and rebates and similar items relating to the Business (collectively, the "PREPAID ITEMS"), provided that, except for the deposit relating to the leased premises located at 110 University Park Drive, Orlando, Florida and the Trade Show deposit described on SCHEDULE 2.1(d), to the extent any Prepaid Item relates to a time period beginning prior to, and ending after, the Closing Date, such Prepaid Item shall be pro rated as of the Closing among Seller and Purchaser and shall be paid promptly thereafter by Purchaser in accordance with Section 2.6; provided, further, that Purchaser shall reimburse Seller for the deposit, in the amount of $2,205.00, relating to the leased premises located at 110 University Park Drive, Orlando, Florida and for the Trade Show deposit, in the amount of $600.00, both of which are described on SCHEDULE 2.1(d), promptly after the Closing Date in accordance with Section 2.6; a list of Prepaid Items is set forth on SCHEDULE 2.1(d);

                  (e) All of Seller's rights under, and interest in, all agreements, arrangements, contracts, policies, plans, notes, bonds, loans, instruments, mortgages, indentures, leases (including operating leases), conditional sales contracts, licenses, franchises, understandings, commitments and other binding arrangements (collectively, "CONTRACTS") relating to the Business, to which Seller is a party or by or to which assets or properties of the Business are bound or subject, other than those Contracts listed on SCHEDULE 2.1(e)(ii) (collectively, the "ASSIGNED AGREEMENTS"); a list of Assigned Agreements is set forth on SCHEDULE 2.1(e)(i);

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                  (f) All of Seller's right, title and interest in and to all
Permits, other than those Permits listed on SCHEDULE 2.1(f)(ii); a list of Permits is set forth on SCHEDULE 2.1(f)(i);

                  (g) All of Seller's right, title and interest in and to all original or copies (in accordance with Section 2.2(b)) of all books, records, and other documents (whether on paper, computer diskette, tape or other storage media) relating to the Business (collectively, the "BOOKS AND RECORDS"), including, but not limited to, tax records, property records, production records, purchase and sales records, credit data, marketing, advertising and promotional materials, personnel files and payroll records, accounting records, financial reports, fixed asset lists, customer lists, customer records and information, supplier lists, parts lists, manuals, technical and repair data, correspondence, files and any similar items;

                  (h) All of Seller's right, title and interest in and to all accounts receivable (including any security or collateral for such accounts receivable and including both billed and unbilled work) relating to the Business ("ACCOUNTS RECEIVABLE"); a list of Accounts Receivable, including the amount, the account debtor, job number and the date that payment of each such Account Receivable is due or was invoiced or the age in days of such Account Receivable or, with respect to unbilled work, job number and job description relating to such matter, is set forth on SCHEDULE 2.1(h), as such Schedule may be updated prior to the Closing in accordance with terms hereof;

                  (i) All of Seller's right, title and interest in and to all rights, claims and causes of action against third parties relating to the Business, including, but not limited to, all rights against suppliers under warranties covering any of the Acquired Assets, Equipment or Inventory;

                  (j) All of Seller's right, title and interest in and to all stationery, forms, labels, shipping materials, brochures, art work, photographs, advertising materials and any similar items relating to the Business, other than those certain items listed on SCHEDULE 2.1(j);

                  (k) All of Seller's right, title and interest in and to all goodwill associated with the Business or the Acquired Assets; and

                  (l) Except for any Excluded Assets, all of Seller's right, title and interest in and to all property, assets and rights owned, leased or held for use by Seller which are primarily used in the Business, whether or not such property, assets or rights are listed on any Schedule of Acquired Assets.

            Section 2.2 EXCLUDED ASSETS. Notwithstanding any other provision of this Agreement, the Acquired Assets shall not include any of the following assets of Seller (collectively, the "EXCLUDED ASSETS"), which assets shall not be transferred, conveyed, set over, delivered or assigned to Purchaser:

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                  (a) Cash on hand and short-term instruments and all similar types of investments, such as certificates of deposit, treasury bills and other marketable securities, as of the Closing Date, except amounts referred to in
Section 2.1(d);

                  (b) All original books and records (i) that would otherwise constitute Acquired Assets but for the fact that Seller is required to retain such original books and records pursuant to applicable Laws (in which case copies of such books and records shall be included in the Acquired Assets) or
(ii) that constitute documents relating to the corporate organization, qualification to do business or corporate existence of Seller;

                  (c) All claims, rights, interests and proceeds with respect to Tax refunds and other refunds of charges or assessments by a Governmental Body arising from or pertaining to the conduct of the Business for the Pre-Closing Tax Period;

                  (d) All documents relating to an Excluded Asset or an Excluded Liability;

                  (e) All assets related to the Plans, except as specifically transferred to Purchaser pursuant to Section 5.19;

                  (f) All litigation files, and all personnel and medical files of the Business Employees except those files which Business Employees have authorized Seller to transfer to Purchaser;

                  (g) All computer equipment, book cases, file cabinets and other similar moveable items primarily used (other than in connection with the Business) by the five (5) employees of Seller who will have access to Purchaser's premises located at 635 Sonoma Road, Waynesville, North Carolina;

                  (h) The items listed on SCHEDULES 2.1(a)(ii), 2.1(b)(ii), 2.1(c)(ii), 2.1(e)(ii), 2.1(f)(ii) and 2.1(j); and

                  (i) All assets owned, leased or held for use by Seller which are not used in or related to the Business.

            Section 2.3 ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume only the following liabilities of Seller relating to the Business (collectively, the "ASSUMED LIABILITIES"):

                  (a) All accounts payable as of the Closing Date relating to the Acquired Assets and arising from the conduct of the Business prior to the Closing Date, to the extent reflected on the 2000 Pro Forma Financials, or accrued prior to the Closing Date in the ordinary course of business, consistent with past practice and without violation of the provisions of this Agreement (the "ORDINARY COURSE OF BUSINESS"), which have not been or will not be satisfied or discharged on or prior to the Closing Date (other than such accounts payable that constitute Excluded Liabilities) ("ACCOUNTS PAYABLE"); a list of Accounts Payable, including the amount, the account creditor, job number and the

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date that payment of each such Account Payable is due or was invoiced or the age in days of such Account Payable, is set forth on SCHEDULE 2.3(a), as such Schedule may be updated prior to the Closing in accordance with the terms hereof;

                  (b) All accrued expenses as of the Closing Date relating to the Acquired Assets and arising from the conduct of the Business prior to the Closing Date, to the extent reflected on the 2000 Pro Forma Financials, or accrued prior to the Closing Date in the Ordinary Course of Business, which have not been or will not be satisfied or discharged on or prior to the Closing Date (other than such accrued expenses that constitute Excluded Liabilities) and specifically including all accrued payroll and related payroll expenses, such as accrued payroll taxes, due on or after the Closing Date and arising from the conduct of the Business on or prior to the Closing Date, which shall be paid with respect to the Business Employees by Seller who shall be reimbursed by Purchaser for such payments promptly after the Closing Date in accordance with
Section 2.6 (collectively, the "ACCRUED EXPENSES"); a list of Accrued Expenses, including the amount, the debtor, the transactions giving rise to each such Accrued Expense and the date that payment of each such Accrued Expense is due or was invoiced or the age in days of such Accrued Expense, is set forth on
SCHEDULE 2.3(b), as such Schedule may be updated prior to the Closing in accordance with the terms hereof;

                  (c) All obligations of Seller under the executory portion of Assigned Agreements;

                  (d) All liabilities expressly assumed pursuant to Section 5.19 hereof;

                  (e) Except as provided in Section 5.15(b), all obligations and liabilities of Seller for all ad valorem property Taxes on the Acquired Assets which become due and payable after the Closing Date to the extent related to periods ending not later than the Closing Date;

                  (f) All warranty claims (i) arising from, and relating to, the conduct of the Business after the Closing Date and asserted after the Closing Date, and (ii) relating to the conduct of the Business on or prior to the Closing Date and asserted after the Closing Date in an aggregate amount not to exceed Two Thousand Five Hundred Dollars ($2,500) in any calendar year, provided that, in the case of clauses (i) and (ii) above, if any warranty claim asserted after the Closing Date relates to a time period, condition or matter beginning prior to, and ending after, the Closing Date, such warranty claim shall be prorated as of the Closing Date among Seller and Purchaser; provided that Purchaser agrees to use commercially reasonable efforts to exercise available rights and remedies to obtain reimbursement for such warranty claims and related expenses from the government or applicable manufacturers or service providers prior to seeking any reimbursement from Seller pursuant hereto;

                  (g) All liabilities and obligations undertaken or assumed by Purchaser pursuant to the other provisions of this Agreement;

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                  (h) All liabilities or obligations for Taxes arising out of or relating to the Business for all periods commencing after the Closing Date; and

                  (i) All acts or omissions of Purchaser relating to the Business or the Acquired Assets arising after the Closing Date.

            Section 2.4 EXCLUDED LIABILITIES. Notwithstanding any other provision in this Agreement, Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature, whether presently in existence or arising hereafter (all such liabilities and obligations not being assumed being herein referred to collectively as the "EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary, the Assumed Liabilities shall not include for the purposes of this Agreement without limitation any of the following:

                  (a) Any Debt of Seller;

                  (b) Any liability or obligation for Taxes of Seller for any Pre-Closing Tax Period (including all liabilities of Seller for Taxes related to the transactions contemplated by this Agreement);

                  (c) Any liability or obligation arising out of or relating to an Excluded Asset or relating to a Plan, including, without limitation, any cost, liability or obligation arising from, or relating to, those failures related to Seller's qualified Plans set forth on item 3 of SCHEDULE 3.11;

                  (d) The obligations, liabilities and expenses (including for any accounting, legal, investment banking, brokerage or similar fees or expenses) incurred by Seller in connection with the negotiation and preparation of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                  (e) The obligations or liabilities relating to (i) employees or former employees of Seller, including Business Employees, for periods prior to the Closing Date, except as specifically assumed by Purchaser pursuant to
Section 5.19, and (ii) Non-Hired Employees whether arising before, on, or after the Closing Date, including for purposes of both clauses (i) and (ii) above any obligations or liabilities arising under or with respect to any Plans, except as specifically assumed by Purchaser pursuant to Section 5.19;

                  (f) The obligations or liabilities for (x) any judgment in favor of the opposing party in, or settlement of, any litigation relating to any matter arising out of or relating to any time on or prior to the Closing Date, including, without limitation, the litigation and other matters listed on
SCHEDULE 3.5, (y) any Environmental Claims and (z) all costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with any of the foregoing;

                  (g) Any obligations or liabilities (x) relating to or arising out of the investigation by the United States Attorney for the Middle District of North Carolina and

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the Department of Justice regarding travel expense rates, overhead, taxes and time records of Seller and Persons affiliated with Seller in submitting bids on certain Government Contracts (the "INVESTIGATION") and (y) for costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with the Investigation;

                  (h) Any obligations or liabilities (x) relating to or arising out of (i) any Defense Contract Audit Agency ("DCAA") audit or investigation commenced following the Closing Date relating to any event or matter arising out of or relating to Seller or its Affiliates or to the Business any time on or prior to Closing Date, (ii) the draft audit report issued by the DCAA in March 2001 regarding Modification 004 under Contract No. N61339-96-C-0051 (the "DCAA MOD. 4, -0051 CONTRACT AUDIT") and (iii) the DCAA post-award audit (written notice of which was received by Seller on July 17, 2001) regarding Modification 031 under Contract No. N61339-97-C-0070 (the "DCAA MOD. 31, -0070 CONTRACT AUDIT") and (y) for costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with the foregoing;

                  (i) Any obligations or liabilities of Seller pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety arising out of or based upon events, conditions or circumstances occurring or existing as of or prior to the Closing Date;

                  (j) The obligations, liabilities or expenses relating to claims (arising out of or based upon any event or matter existing as of or prior to the Closing Date) of third parties against Seller or Purchaser alleging infringement or violation of any IP License, Licensed IP or any Intellectual Property rights relating to the Business or the Acquired Assets;

                  (k) All other liabilities, obligations and expenses of any nature of Seller whatsoever, known or unknown, whether absolute, contingent or otherwise, not expressly assumed by Purchaser pursuant to Section 2.3; and

                  (l) Any liabilities which arise as a result of a breach of any of Seller's representations, warranties, covenants or agreements hereunder.

            Section 2.5 TRANSFER OF ACQUIRED ASSETS AND ASSUMED LIABILITIES.

                  (a) At the Closing, Seller shall effectuate the sale, conveyance, assignment, transfer and delivery of the Acquired Assets to Purchaser by delivering to Purchaser or its designees each of the following: (i) a duly executed bill of sale and assignment relating to the Assigned Agreements, Permits and other Acquired Assets, substantially in the form of EXHIBIT A hereto (the "BILL OF SALE AND ASSIGNMENT"); (ii) a duly executed assignment of inventions, substantially in the form of EXHIBIT B hereto (the "INVENTION ASSIGNMENT"); (iii) a duly executed assignment of Copyrights, substantially in the form of EXHIBIT C hereto (the "COPYRIGHT ASSIGNMENT"); (iv) a duly executed assignment of real property leases, substantially in the form of EXHIBIT D hereto (the "LEASE ASSIGNMENT"); and (v) such other good and sufficient instruments of conveyance and transfer (collectively, the "OTHER INSTRUMENTS" and, together with the Bill of Sale and

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Assignment, the Invention Assignment, the Copyright Assignment and the Lease
Assignment, the "INSTRUMENTS OF ASSIGNMENT") as is reasonably necessary to vest in Purchaser good and valid title to the Acquired Assets, free and clear of all liabilities, obligations and Liens and encumbrances, other than the Assumed Liabilities and Permitted Liens.

                  (b) At the Closing, Purchaser shall deliver to Seller an assumption agreement, substantially in the form of EXHIBIT E hereto (the "ASSUMPTION AGREEMENT"), whereby Purchaser shall assume the Assumed Liabilities, effective as of the Closing, and such other instruments, documents or agreements (collectively, the "INSTRUMENTS OF ASSUMPTION") as are reasonably necessary to evidence Purchaser's assumption of and agreement to pay and discharge the Assumed Liabilities.

            Section 2.6 CONSIDERATION. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired Assets, at the Closing, Purchaser shall deliver or cause to be delivered in full payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Acquired Assets, an aggregate of Ten Million Dollars ($10,000,000) (the "PURCHASE PRICE"), subject to adjustment pursuant to Sections 2.6(a), 2.6(c) and 2.6(d) hereof, as follows:

                  (a) Purchaser shall deliver to Seller, payment by wire transfer of immediately available funds, in the amount of Nine Million Dollars ($9,000,000) plus or minus the Closing Adjustment, if any, such aggregate payment to be delivered to an account, which account shall be designated by Seller at least three (3) Business Days prior to the Closing Date. Promptly following the Closing Date, (i) Purchaser agrees to pay Seller (x) the amount, if any, owed by Purchaser to Seller for Prepaid Items in accordance with Section 2.1(d) and (y) the amount, if any, owed by Purchaser to Seller for certain accrued payroll and related payroll expenses in accordance with Section 2.3(b) and (ii) Seller agrees to pay to Purchaser any amount owed by Seller to Purchaser for certain Taxes and other charges in accordance with Section 5.15(b). Any payment due to a party pursuant to the previous sentence shall be made by wire transfer of immediately available funds to an account designated by the party entitled to such payment, and the party entitled to such payment shall provide written wire instructions to the paying party for such account at least three (3) days prior to the date of payment;

                  (b) Purchaser shall deliver to State Street Bank and Trust Company, a Massachusetts trust company (the "ESCROW AGENT"), payment by wire transfer of immediately available funds, in the amount of One Million Dollars ($1,000,000), such amount to be held in an escrow account (the "ESCROW ACCOUNT") in accordance with the terms of an escrow agreement, substantially in the form of EXHIBIT F, by and among Purchaser, Seller and the Escrow Agent (the "ESCROW AGREEMENT"); and

                  (c) If the aggregate Accounts Receivable on the Closing Date minus the aggregate Accounts Payable and Accrued Expenses on the Closing Date is not equal to One Million Eight Hundred Thousand Dollars ($1,800,000), then the Purchase Price shall be adjusted at the Closing by an amount (the "CLOSING ADJUSTMENT") equal to

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(x) the amount by which the aggregate Accounts Receivable on the Closing Date minus the aggregate Accounts Payable and Accrued Expenses on the Closing Date is less than One Million Eight Hundred Thousand Dollars ($1,800,000), whereupon such amount shall be deducted from the Purchase Price in accordance with Section 2.6(a) or (y) the amount by which the aggregate Accounts Receivable on the Closing Date minus the aggregate Accounts Payable and Accrued Expenses on the Closing Date is greater than One Million Eight Hundred Thousand Dollars ($1,800,000), whereupon such amount shall be added to the Purchase Price in accordance with Section 2.6(a).

                  (d) (i) Not later than twenty-one (21) days following the Closing, Seller may (or, if so requested by Purchaser, Seller shall), at its sole cost and expense, prepare and deliver to Purchaser a statement setting forth the aggregate Accounts Receivable, Accounts Payable and Accrued Expenses as of the Closing Date, together with detailed schedules setting forth the figures and calculations used to obtain such amounts, certified by an executive officer of Seller (the "CLOSING STATEMENT"). The Closing Statement shall be prepared by Seller in good faith and the components of such Closing Statement shall be in accordance with GAAP applied on a basis consistent with the Pro Forma Financials and shall be accompanied by all other information necessary to determine the aggregate Accounts Receivable, Accounts Payable and Accrued Expenses as of the Closing Date. Seller shall allow Purchaser and its representatives access at reasonable times after the Closing Date to the books, records, accounts and work papers of Seller related to the Business and to Seller's financial employees and accountants involved in the preparation of the Closing Statement in order to allow Purchaser to examine and determine the accuracy of the Closing Statement.

                        (ii) Within ten (10) Business Days after the date the Closing Statement is delivered by Seller to Purchaser, Purchaser shall complete its examination thereof and may deliver to Seller a written report setting forth any proposed adjustments to the Closing Statement ("PURCHASER'S DISPUTE REPORT"). If Purchaser notifies Seller of its acceptance of the Closing Statement, or if the Purchaser fails to deliver a report of proposed adjustments to the Closing Statement within the ten (10) Business Day period specified in the preceding sentence, the Closing Statement shall be conclusive and binding on the parties as of the last day of such ten (10) Business Day period. Purchaser and Seller shall use good faith efforts to resolve any dispute as to the Closing Statement (each a "DISPUTED MATTER"), and any resolution between them as to a Disputed Matter shall be final, binding and conclusive on the parties hereto. If, after fifteen (15) days following the receipt by Seller of Purchaser's Dispute Report, Purchaser and Seller are unable to resolve any Disputed Matter, such Disputed Matter shall promptly be referred to an Independent Accounting Firm for resolution. The Independent Accounting Firm shall be instructed to conduct a review of the Closing Statement and to use every reasonable effort to make its determination with respect to such Disputed Matter (the "DETERMINATION") within thirty (30) days of the submission to the Independent Accounting Firm of such Disputed Matter. Seller shall give the Independent Accounting Firm access at all reasonable times to the books, records, accounts and work papers used to prepare the Closing Statement and to Seller's financial employees and accountants involved in the preparation of the Closing Statement. Each of Purchaser and Seller shall have the opportunity to make a presentation to the Independent Accounting Firm and

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each shall use its reasonable best efforts to make such presentation, if any, as promptly as possible following submission to the Independent Accounting Firm of such Disputed Matter. After completing the Determination, the Independent Accounting Firm shall deliver notice of the Determination to Purchaser and Seller and upon receipt thereof, in the absence of fraud or manifest error, the Determination shall be final, binding and conclusive on the parties hereto with respect to such Disputed Matter. The final determination of the aggregate Accounts Receivable (the "FINAL ACCOUNTS RECEIVABLE"), Accounts Payable (the "FINAL ACCOUNTS Payable") and Accrued Expenses (the "FINAL ACCRUED EXPENSES") as of the Closing Date shall be the aggregate Accounts Receivable, Accounts Payable and Accrued Expenses set forth in the Closing Statement as adjusted by any disputes resolved by the parties and by the Independent Accounting Firm's Determination, if any. Each of Purchaser and Seller shall bear all costs, fees and expenses incurred by it in connection with such arbitration, and the allocation of the costs, fees and expenses of the Independent Accounting Firm as between Purchaser and Seller shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

                        (iii) Within seven (7) days after the determination of the Final Accounts Receivable, Final Accounts Payable and Final Accrued Expenses in accordance with Section 2.6(d)(ii):

                              (A) if the Net Final Amount is greater than the Net Estimated Amount, then Purchaser shall pay to Seller the amount by which the Net Final Amount exceeds the Net Estimated Amount; or

                              (B) if the Net Estimated Amount is greater than the Net Final Amount, then Seller shall pay to Purchaser the amount by which Net Estimated Amount exceeds the Net Final Amount.

            Notwithstanding any other provision on this Section 2.6(d), no payment shall be made pursuant to this Section 2.6(d) unless the amount of such payment exceeds Fifteen Thousand Dollars ($15,000), whereupon the paying party shall be required to pay the entire amount of such payment to the other party. Any payment due to a party pursuant to this Section 2.6(d)(iii) shall be made by wire transfer of immediately available funds to an account designated by the party entitled to such payment, and the party entitled to such payment shall provide written wire instructions to the paying party for such account at least three (3) days prior to the date of payment; PROVIDED, HOWEVER, that if Purchaser is entitled to a payment pursuant to this Section 2.6(d)(iii), Purchaser may, in its sole discretion, elect to be paid from the Escrow Account, whereupon Purchaser and Seller shall deliver a joint notice to the Escrow Agent in accordance with the Escrow Agreement, instructing the Escrow Agent to make such payment from the Escrow Account to Purchaser.

            Section 2.7 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1615 L Street, NW, Washington, DC 20036-5694, at 10:00 a.m. Eastern Standard Time on the date that is no later than the third Business Day following satisfaction or waiver of all of the conditions to Closing set forth in Article VI hereof, or

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at such other time, place or date as Purchaser and Seller mutually agree. The date upon which the Closing actually occurs is referred to herein as the "CLOSING DATE."

            Section 2.8 DELIVERIES BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following, duly executed by or on behalf of Seller:

                  (a) the Bill of Sale and Assignment;

                  (b) the Invention Assignment;

                  (c) the Copyright Assignment;

                  (d) the Lease Assignment;

                  (e) the Other Instruments, if any;

                  (f) the Escrow Agreement;

                  (g) the Transition Services Agreement;

                  (h) the Lease Agreement;

                  (i) the Subcontracts;

                  (j) a certification of non-foreign status as described in
Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent Seller is a seller of a United States real property interest as defined in Section 897(c) of the Code;

                  (k) executed copies of all Consents set forth on SCHEDULE 3.10 and all other Consents required to be obtained in connection with the transfer of the Acquired Assets and the release of any Liens against the Acquired Assets; and

                  (l) the officer's certificate of Seller referred to in Section 6.2(g) hereof.

            Section 2.9 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver or cause to be delivered to Seller each of the following, duly executed by or on behalf or Purchaser:

                  (a) an amount equal to Nine Million Dollars ($9,000,000) plus or minus the Closing Adjustment, if any, and such other adjustments, if any, described in Section 2.6(a) by wire transfer of immediately available funds in United States dollars, to a bank account designated by Seller;

                  (b) an amount equal to One Million Dollars ($1,000,000) by wire transfer of immediately available funds in United States dollars, to the Escrow Account held by the Escrow Agent;

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                                                                              20


                  (c) the Assumption Agreement;

                  (d) the Instruments of Assumption, if any;

                  (e) the Escrow Agreement;

                  (f) the Transition Services Agreement;

                  (g) the Lease Agreement;

                  (h) the Subcontracts; and

                  (i) the officer's certificate of Purchaser referred to in
Section 6.1(c) hereof.

            Section 2.10 ALLOCATION OF PURCHASE PRICE.

                  (a) The Purchase Price shall be allocated among the Acquired Assets and the Assumed Liabilities in such amounts as are set forth on SCHEDULE
2.10 (the "ALLOCATION SCHEDULE") which allocation shall be completed by Seller and Purchaser on or before the Closing Date, provided that the parties agree to jointly amend such Schedule following the Closing Date to reflect any adjustments to the Purchase Price in accordance with Section 2.6. Seller and Purchaser agree to use the allocations determined pursuant to this Section 2.10(a) for all Tax purposes, including, without limitation, those matters subject to Section 1060 of the Code, as amended, and the regulations thereunder.

                  (b) Purchaser and Seller agree to (i) be bound by the Allocation Schedule, (ii) act in a manner consistent with the Allocation
Schedule in the preparation of financial statements and filing of all state and United States federal income tax returns (including, without limitation, providing the other for its review a draft of Form 8594 and thereafter filing Form 8594 with its United States federal income tax return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation Schedule for any Tax purposes.

            Section 2.11 NON-ASSIGNABLE ACQUIRED ASSETS.

                  (a) To the extent that any of the Acquired Assets (including, without limitation, any Assigned Agreements or Permits) are not capable of being assigned to Purchaser at the Closing without the Consent of the issuer thereof or any other party thereto or any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, injunctions, awards, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation ("LAWS"), this Agreement shall not constitute an assignment thereof, or an attempted assignment, unless such Consent has been obtained.

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                                                                              21


                  (b) In the event that any Consent referred to in Section 2.11(a) has not been obtained prior to the Closing, Seller shall, at Seller's sole cost and expense, use its best efforts, and Purchaser shall cooperate with Seller, to obtain each and every such Consent and to resolve the impracticalities of assignment referred to in Section 2.11(a) after the Closing.

                  (c) To the extent any Consents referred to in Section 2.11(a) have not been obtained by Seller prior to the Closing, until the impracticalities of assignment referred to in Section 2.11(a) hereof are resolved, Seller shall use its reasonable best efforts, at Seller's sole cost and expense, to (i) provide Purchaser the benefits of any Acquired Assets referred to in Section 2.11(a), (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Purchaser, without incurring any financial obligation to Purchaser, and (iii) enforce for the account and benefit of Purchaser any and all rights of Seller arising from the Acquired Assets referred to in Section 2.11(a) against such issuer thereof and all other parties thereto and/or any other Person (including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of Purchaser).

                  (d) To the extent that Purchaser is provided the benefits pursuant to Section 2.11(c) of any Acquired Assets, Purchaser shall perform, on behalf of Seller, for the benefit of the issuer thereof, all other parties thereto and/or any other Person, the obligations of Seller thereunder or in connection therewith, but only to the extent that (i) such action by Purchaser would not result in any material default thereunder or in connection therewith and (ii) such obligation would have been an Assumed Liability but for the non-assignability or non-transferability thereof.

                  (e) In addition to any actions taken in accordance with this
Section 2.11, Seller shall assist Purchaser in novating or obtaining Consents to the assignment of the Government Contracts and Foreign Government Contracts in favor of Purchaser. In the event that novations cannot be obtained in a timely fashion and Purchaser elects, in its sole discretion, to close the transactions contemplated by this Agreement without obtaining novations or obtaining Consents to assignments with respect to all of the Government Contracts and Foreign Government Contracts, then (i) Seller shall prepare novation agreements and all other documentation necessary to novate any such Government Contracts and Foreign Government Contracts, and shall deliver such materials to Purchaser for review and execution within fourteen (14) days after the Closing Date and (ii) Seller shall cooperate with Purchaser to make alternative arrangements (satisfactory to Purchaser in its absolute discretion) with respect to the performance of such Government Contracts and Foreign Government Contracts after the Closing and until such novations are obtained, including, without limitation, subcontracting to Purchaser all of Seller's obligations under such Government Contracts and Foreign Government Contracts, in accordance substantially with the form of subcontract attached hereto as EXHIBIT I (the "SUBCONTRACT") and upon other mutually acceptable terms to be negotiated in good faith between Purchaser and Seller.

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                                                                              22


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller represents and warrants to Purchaser as follows:

            Section 3.1 ORGANIZATION AND QUALIFICATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and the Acquired Assets and to carry on the Business as now being or heretofore conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of the Business requires such qualification, except where the failure to be so qualified would not have a Business Material Adverse Effect. "BUSINESS MATERIAL ADVERSE EFFECT," as used in this Agreement, shall mean any event, change or effect that is or could reasonably be expected to be materially adverse to the Acquired Assets, condition (financial or otherwise), properties, liabilities, operations, results of operations, or reasonably anticipated prospects of the Business, taken as a whole. The copies of the certificate of incorporation and by-laws of Seller previously delivered to Purchaser or its counsel, in each case as amended, are true, complete and correct. The minute books, or comparable records, of Seller contain true, complete and correct records of all meetings and consents in lieu of meetings of its Boards of Directors (and any committees thereof) and of its stockholders since the time of its incorporation, and accurately reflects all transactions referred to in such minutes and consents in lieu of meeting in all material respects. The stock books (or analogous ownership records) of Seller are true, complete and correct.

            Section 3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Seller has all requisite power and all authority and approvals required to enter into, execute and deliver this Agreement, the other Transaction Documents to which it is or will be a party and each and every transaction contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. The Board of Directors of Seller, in accordance with the terms of Seller's certificate of incorporation and by-laws, has unanimously adopted a resolution approving and adopting this Agreement, and no other corporate action by Seller or its stockholders is required for the due execution, delivery or performance of this Agreement or the other Transaction Documents. This Agreement has been duly authorized, executed and delivered by Seller, and on the Closing Date, each of the other Transaction Documents will be duly authorized, executed and delivered by Seller. Assuming due execution and delivery hereof and thereof by Purchaser, this Agreement and each of the other Transaction Documents will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

            Section 3.3 FINANCIAL STATEMENTS. The pro forma financial statements of the Business as of December 31, 1998, 1999 and 2000 (the "PRO FORMA FINANCIALS"),

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                                                                              23


which have been delivered to Purchaser, were prepared by Seller in order to provide Purchaser with a fair representation of the financial position of the Business and a representation with respect to the financial performance of the Business. The Business, which represents one (1) division of Seller, is not a separate corporate entity and has not, except for the Pro Forma Financials, had its financial operations accounted for as such. The Pro Forma Financials are complete and correct copies thereof and fairly present, in all material respects, the financial position of the Business as at such dates, and the results of operations and changes in financial position of the Business for such respective periods. (The foregoing pro forma financial statements of the Business as of December 31, 2000, and for the year then ended are sometimes herein called the "2000 PRO FORMA FINANCIALS.") The recognition of revenues and the allocation of gross profits by Seller reflected in The Pro Forma Financials are, in each case, consistent with GAAP, applied consistently for the periods covered thereby.

            Section 3.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 3.4, from December 31, 2000 to the date hereof, there has been no change in the Acquired Assets, condition (financial or otherwise), properties, liabilities, operations, results of operations or reasonably anticipated prospects of the Business, whether or not covered by insurance, which has resulted in, reasonably could be expected to result in, or which Seller has reason to believe could reasonably be expected to result in a Business Material Adverse Effect, and the Seller has no Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the Acquired Assets (financial or otherwise), properties, liabilities, operations, results of operations or reasonably anticipated prospects of the Business, whether or not covered by insurance, which has resulted in, reasonably could be expected to result in, or which Seller has reason to believe could reasonably be expected to result in a Business Material Adverse Effect. Except as set forth on SCHEDULE 3.4, from December 31, 2000 to the date hereof, Seller has not: (i) made or authorized any change in its certificate of incorporation or by-laws; (ii) made or contracted for any capital expenditures relating to the Business in excess of $10,000 per item and $50,000 in the aggregate, or made any other commitments or disbursements or incurred or paid any liabilities or obligations relating to the Business, except in the Ordinary Course of Business;
(iii) sold, leased, abandoned, or otherwise transferred (or contracted to sell, lease or otherwise transfer) any of its assets or properties relating to the Business, except in the Ordinary Course of Business, or mortgaged, pledged or subjected to any Lien any of the Acquired Assets; (iv) canceled any debts or claims or waived any rights relating to the Business in excess of $10,000 in the aggregate; (v) transferred or granted any material right under any lease, license, agreement, or other valuable asset relating to the Business; (vi) agreed to change in any manner the character of the Business; (vii) entered into or amended any employment agreement, entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan, program, agreement or arrangement, or made any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or made any change in the assumptions or factors used in determining benefit equivalencies thereunder, in each case, relating to the Business; (viii) made any change in the accounting methods or practices of the Business or made any change in depreciation or amortization policies or lives adopted by it, except concurrently with changes in GAAP; (ix) made any wage or

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                                                                              24


salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of the officers, directors, employees, consultants, agents or other representatives of the Business, or any accrual for or commitment or agreement to make or pay the same, other than those made in the Ordinary Course of Business; (x) made any payment or commitment to pay any severance or termination pay to any of the officers, directors, employees, consultants, agents or other representatives of the Business, other than payments made in the Ordinary Course of Business to persons other than its officers or directors; (xi) except in the Ordinary Course of Business, entered into or materially amended any Contract to which it is a party, or by or to which it or the assets or properties of the Business are bound or subject, in each case, calling for an aggregate purchase or sale price or payments of more than $50,000, or pursuant to which it agreed to indemnify any party or to refrain from competing with any party; (xii) paid, directly or indirectly, any of the material liabilities of the Business before the same became due in accordance with its terms or otherwise than in the Ordinary Course of Business;
(xiii) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, reasonably anticipated prospects, operations or condition (financial or otherwise) of the Business; (xiv) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract that is or was material to the assets, properties, business, reasonably anticipated prospects, operations or condition (financial or otherwise) of the Business; or (xv) agreed, whether in writing or otherwise, to take any action described in this Section 3.4.

            Section 3.5 LITIGATION AND LIABILITIES. Except as listed on SCHEDULE
3.5 hereto, as of the date hereof, there are no actions, suits, demands or claims, or legal, administrative or arbitral proceedings, hearings or investigations pending or, to the Knowledge of Seller, threatened against or involving the Business or any of the Acquired Assets. Except as set forth on
SCHEDULE 3.5, as of the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Business or any of the Acquired Assets.

            Section 3.6 TITLE TO PERSONAL PROPERTIES; ABSENCE OF LIENS, ETC. Seller has good title to all of its properties and assets, real, personal and fixed, comprising part of the Acquired Assets, free and clear of any Liens, except (i) for Liens for Taxes not yet due and payable, (ii) Liens that do not materially detract or interfere with the value of the property or asset, (iii) Liens as of the date hereof set forth on SCHEDULE 3.6 and (iv) Liens to be released as of the Closing Date which are set forth on SCHEDULE 3.6 (the Liens described in clauses (i) to (iv) above are hereinafter referred to collectively as the "PERMITTED LIENS"). All of the properties and assets of the Business (including, without limitation, the Acquired Assets) are, in all material respects, in good operating condition and repair, subject to ordinary wear and tear.

            Section 3.7 LICENSES AND REGISTRATIONS; COMPLIANCE WITH LAWS, ETC. Seller has all permits, authorizations, licenses, orders, registrations and approvals of, and has made all required registrations with, any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such

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                                                                              25


government or political subdivision, or any insurance company or fire rating and any other similar board or organization or other non-governmental regulating body (to the extent that the rules, regulations or orders of such body have the force of law) or any court or arbitrator (each a "GOVERNMENTAL BODY," and collectively, "GOVERNMENTAL BODIES") which are material to or necessary to carry on the Business as presently conducted (including, without limitation, the Acquired Assets) (collectively, "PERMITS"). Such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Knowledge of Seller, threatened to revoke or limit any Permit. Seller is in compliance in all material respects with the terms of such Permits. Except as listed on SCHEDULE 3.7 hereto, as of the date hereof, the Business is not being conducted in conflict with, violation of or default under any Laws applicable to the properties, assets or operations (including, without limitation, those relating to wages and hours, occupational health and safety, record keeping, customs, environmental matters, export control, hazardous waste disposal, pollution control, possession of classified information or zoning) of the Business except for any such conflicts, violations or defaults which, individually or in the aggregate, have not had or could not reasonably be expected to cause a Business Material Adverse Effect, and Seller has filed with the proper authorities all statements and reports required by all Laws applicable to the Business or the Acquired Assets except for any such failures to file which, individually or in the aggregate, have not had or could not reasonably be expected to cause a Business Material Adverse Effect. With respect to the Business, Seller has at all times complied with the provisions of The Foreign Corrupt Practices Act of 1977, as amended. With respect to the Business, Seller has not made any illegal payment to officers or employees of any governmental or regulatory body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of the sales made or to be made by Seller relating to the Business or the Acquired Assets.

            Section 3.8 INTANGIBLE PROPERTY.

                  (a) DISCLOSURE.

                        (i) SCHEDULE 3.8(a)(i) sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, and copyright registrations and applications owned or licensed by Seller or otherwise used or held for use by Seller and included in the Assigned IP Assets, specifying as to each item, as applicable:
(A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

                        (ii) SCHEDULE 3.8(a)(ii) sets forth all IP Licenses and Licensed IP included in the Assigned IP Assets.

                        (iii) SCHEDULE 3.8(a)(iii) sets forth and describes the status of any material agreements including licenses and sublicenses involving

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                                                                              26


Intellectual Property included in the Assigned IP Assets currently in negotiation or proposed ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS") by Seller.

                        (iv) SCHEDULE 3.8(a)(iv) contains a list and description of all Software owned by, licensed to or used by Seller and included in the Assigned IP Assets, other than Software used by Seller that is commercially available pursuant to "shrink-wrap," "click-through," or other standard form license agreements. SCHEDULE 3.8(a)(iv) does not contain a list of Software that is embedded as part of commercially available products, services or other items.

                  (b) OWNERSHIP. Seller owns, free and clear of all Liens, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property included in the Assigned IP Assets, except for the Licensed IP included in the Assigned IP Assets.

                  (c) LICENSES. Seller has a valid and enforceable license to use all Licensed IP included in the Assigned IP Assets. Seller has substantially performed all material obligations imposed on it in the IP Licenses included in the Assigned IP Assets, has made all payments required to date, and is not, nor to Seller's Knowledge is another party thereto, in material breach or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a material default thereunder.

                  (d) REGISTRATIONS. All registrations for Copyrights, Patents and Trademarks included in the Assigned IP Assets are valid and in force, and all applications to register any Copyrights, Patents or Trademarks included in the Assigned IP Assets are pending and in good standing, all without challenge of any kind, to Seller's Knowledge.

                  (e) CLAIMS.

                        (i) Seller's right in the Intellectual Property included in the Assigned IP Assets is valid and enforceable and, to Seller's Knowledge, there is no current event or circumstance which would materially impair the validity or enforceability thereof. No claim or action is pending or, to Seller's Knowledge, threatened and Seller has no Knowledge of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense (except for limitations in an IP License included in the Assigned IP Assets) any Intellectual Property included in the Assigned IP Assets, and no item of Intellectual Property included in the Assigned IP Assets is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use, the licensing, or the sublicensing (except for limitations in an IP License included in the Assigned IP Assets) thereof.

                        (ii) Seller has not received any notice, and has no Knowledge, that it has infringed upon or otherwise violated the intellectual property rights of third parties and has not received any claim, charge, complaint, demand or notice alleging any such infringement or violation, and has no Knowledge of any basis for any such claim.

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                                                                              27


                        (iii) To Seller's Knowledge, no third party is infringing upon or otherwise violating any Intellectual Property included in the Assigned IP Assets.

                  (f) MARKING. Seller's products relating to the Business have been marked as required by the applicable Patent statute and Seller has given the public notice of its Copyrights included in the Assigned IP Assets and notice of its Trademarks included in the Assigned IP Assets as required by the applicable Trademark and Copyright statutes.

                  (g) ADMINISTRATION AND ENFORCEMENT. Seller has taken all commercially reasonable actions to maintain and protect the Intellectual Property included in the Assigned IP Assets.

                  (h) SOFTWARE. All Software owned by Seller and included in the Assigned IP Assets is described in SCHEDULE 3.8(a)(iv). Except as set forth on
SCHEDULE 3.8(a)(iv), such Software is not subject to any transfer, assignment, site, equipment, or other operational limitations; (i) to the Knowledge of Seller, Seller has the most current copy or release of the Software included in the Assigned IP Assets so that the same may be subject to registration in the United States Copyright Office; (ii) the Software included in the Assigned IP Assets includes all information sufficient to use such Software in the conduct of the business or operations of Seller as of the date of this Agreement; (iii) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software included in the Assigned IP Assets by any third party; and (iv) the Software included in the Assigned IP Assets is free from any material defect and, to the Knowledge of Seller, does not contain any mechanism for viruses, worms, time bombs, or unauthorized backdoor access that could be used to interfere with the operation of such Software, and performs in general conformance with its documentation as respects the functionality and purposes for which such Software is currently used by Seller.

                  (i) TRADE SECRETS. Except as disclosed on SCHEDULE 3.8(i) or as required pursuant to the filing of any patent application, regarding Seller's Trade Secrets included in the Assigned IP Assets: (i) Seller has taken all commercially reasonable actions to protect such Trade Secrets from unauthorized use or disclosure; (ii) to the Knowledge of Seller, there has not been an unauthorized use or disclosure of such Trade Secrets; (iii) Seller has, and will have on the Closing Date, the sole and exclusive right to bring actions for infringement or unauthorized use of such Trade Secrets; (iv) to the Knowledge of Seller, none of such Trade Secrets infringes upon or otherwise violates valid and enforceable intellectual property or trade secrets of others; and (v) Seller is not, nor as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to such Trade Secrets.

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                                                                              28


                  (j) EMPLOYEES, CONSULTANTS AND OTHER PERSONS.

                        (i) Except as disclosed in SCHEDULE 3.8(j), as of the date hereof, each present or past employee, officer, consultant or any other Person who developed any part of any material Intellectual Property to be conveyed to Purchaser in accordance with Section 2.1, either: (i) is a party to an agreement that conveys or obligates such person to convey to Seller any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person's employment with or engagement on behalf of Seller; (ii) as to copyrighted or copyrightable material created in the course of such Person's employment with or engagement on behalf of Seller is a party to a "work made for hire" agreement pursuant to which Seller is deemed to be the original owner/author of all proprietary rights in such material; or
(iii) otherwise has by operation of law vested in Seller any and all right, title and interest in and to all such Intellectual Property developed by such Person in connection with such Person's employment with, or engagement on behalf of, Seller.

                        (ii) Except as disclosed in SCHEDULE 3.8(j), as of the date hereof, to the Knowledge of Seller, at no time during the conception or reduction to practice of any of the Intellectual Property owned by Seller and included in the Assigned IP Assets was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Body or subject to any employment agreement, invention assignment, nondisclosure agreement or other contract with any Person that could adversely affect the rights of Seller to such Intellectual Property.

                        (iii) To Seller's Knowledge, no employee of the Seller has transferred Intellectual Property included in the Assigned IP Assets or confidential or proprietary information to the Seller or to any third party in violation of any Law or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Seller or any prior employer.

                  (k) TRANSFER. The execution by Seller of this Agreement will not result in the loss or impairment of the rights of Purchaser to own or use any of the Intellectual Property or Licensed IP included in the Assigned IP Assets and Seller is not, nor as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder will be, in violation of any IP License included in the Assigned IP Assets.

                  (l) INTELLECTUAL PROPERTY USED IN THE BUSINESS. Seller is assigning to Purchaser in accordance with Section 2.1 all Intellectual Property, files, assets or other items necessary for Purchaser to make, use, sell or offer for sale the inventions, software and other technology included in the Assigned IP Assets other than "shrink-wrap," "click-through" or other standard form license agreements (except for the "shrink-wrap," "click-through" or other standard form license agreements described on SCHEDULE 2.1(c)(i)).

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                                                                              29


            Section 3.9 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.9, as of the date hereof, the execution and delivery of this Agreement and the other Transaction Documents by Seller, the consummation by Seller of the transactions contemplated hereby and thereby and the performance by Seller of this Agreement and the other Transaction Documents in accordance with their respective terms will not (a) violate any provision of its certificate of incorporation or by-laws, (b) violate, conflict with or result in the breach of any material provision of, or result in a material modification of or otherwise entitle any party to terminate, or constitute (whether after the filing of notice or lapse of time or both) a material default (by way of substitution, novation or otherwise) under, any Contract to which Seller is a party or by or to which Seller's assets or properties may be bound or subject, (c) result in the creation or imposition of any material Lien upon any of the property or assets of Seller pursuant to any provision of any Contract or Lien, (d) violate any Law applicable to, against, or binding upon, Seller or by which any of Seller's securities, business or property are bound, or (e) violate or result in the revocation or suspension of any Permit.

            Section 3.10 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.10, the execution and delivery of this Agreement and each of the other Transaction Documents by Seller, the consummation by Seller of the transactions contemplated hereby and thereby, and compliance by Seller with any of the provisions hereof or thereof shall not require any consent, approval, order, authorization or action of, any filing, registration or declaration with, or notice to ("CONSENT"), any Governmental Body or any other Person.

            Section 3.11 EMPLOYEE BENEFIT PLANS; ERISA. Set forth on SCHEDULE
3.11 is, as of the date hereof, a true and complete list of each employment agreement, independent contractor agreement, consulting agreement, deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance (including any post-employment medical or life insurance), supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including, without limitation, each "employee benefit plan" as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to or required to be contributed to by Seller for the benefit of any employee or terminated employee of the Business, or with respect to which Seller has or could have as a result of being a member of a "Controlled Group" as defined in Section 414(b) or (c) of the Code, any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not (the "PLANS").

                  (a) With respect to each Plan, there are no unfunded benefit obligations that have not been accounted for by reserves on the 2000 Pro Forma Financials. As of the date hereof, Seller is not and has not in the past been a member of a "Controlled Group" nor does Seller have any liability with respect to any "multi-employer plans" as defined in ERISA Section 3(37), subject to the provisions of ERISA.

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                                                                              30


                  (b) Except as disclosed on SCHEDULE 3.11, each Plan is in material compliance with all applicable Laws, including, without limitation, ERISA and the Code. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (a) has been determined by the Internal Revenue Service (the "IRS") to be so qualified and Seller has no Knowledge that any Plan has been operated in a manner that would jeopardize such qualification and (b) its related trust has been determined to be exempt from taxation under Code Section 501(a). Seller has no Knowledge of any fact which would adversely affect the qualified status of such Plans or the exempt status of such trusts, and Seller has received a favorable IRS determination as to the qualified status of each such Plan with respect to the Tax Reform Act of 1986 and has been operated in conformity with all applicable Laws.

                  (c) Except as disclosed on SCHEDULE 3.11, with respect to each Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of Seller, Seller has delivered or made available to Purchaser accurate and complete copies, if applicable, of: (a) all Plan texts and agreements and related trust agreements or annuity contracts, (b) all summary plan descriptions and material modifications thereto and all other material employee communications, (c) the most recent Forms 5500, if applicable, and annual report, including all schedules thereto, (d) the most recent annual and periodic accounting of plan assets, (e) the most recent determination letter received from the IRS, (f) the most recent actuarial valuation, and (g) all material communications with any Governmental Body.

                  (d) No Plan is a "defined benefit pension plan" (as defined in Code Section 414(j)), a "multiemployer plan" (as defined in ERISA Section 3(37)) or a "multiple employer plan" (as described in Code Section 413(c)) nor does Seller have any liability to contribute (or has any time contributed or had an obligation to contribute) to any multiemployer plan.

                  (e) With respect to each Plan which is a "welfare plan" (as described in ERISA Section 3(1)): (i) no such plan provides medical or death benefits, nor shall Seller be liable or obligated for any expenses, with respect to current or former employees of Seller for periods beyond their termination of employment (other than coverage mandated by law), and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan referred to in subsection (i) of this paragraph.

                  (f) As of the date hereof, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation,
(ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual, (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code Section 280G(b)(1), or (iv) constitute or involve a prohibited transaction (as defined in ERISA Section 406 or Code Section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(l) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

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            Section 3.12 INSURANCE POLICIES. Seller has delivered to Purchaser complete copies of schedules prepared by Seller's insurers on behalf of Seller which set forth a list and brief description of all claims in excess of $25,000 (including pending claims) relating to the Business or the Acquired Assets made by Seller under Seller's policies of fire, casualty, liability, product liability, burglary, fidelity, worker's compensation, life, vehicular or other forms of insurance relating to the Business or the Acquired Assets held by or on behalf of Seller during Seller's past two (2) fiscal years and the amount paid out, if any, under each policy with respect to such claims.

            Section 3.13 AGREEMENTS. SCHEDULE 3.13 hereto lists, as of the date hereof, all of the following Contracts relating to the Business or the Acquired Assets to which Seller is a party or by or to which Seller or any of its assets or properties are bound or subject: (i) Contracts with any current or former officer, director, shareholder, employee, consultant, Affiliate, agent or other representative or with an entity in which any of the foregoing is a contracting Person; (ii) Contracts with any labor union or association representing any employee; (iii) Contracts calling for an aggregate purchase or sale price or payments of more than $100,000 in any one case (or in the aggregate, in the case of any related series of Contracts) for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause; (iv) Contracts calling for an aggregate purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of Contracts) for the sale of any of its assets or properties other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets or properties; (v) joint venture agreements; (vi) Contracts under which Seller agrees to indemnify any party or to share Tax liability of any party;
(vii) contracts calling for an aggregate purchase or sale price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of Contracts) that cannot be canceled by Seller with less than ninety (90) days' notice without incurring liability, premium or penalty; (viii) Contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (ix) Contracts containing obligations or liabilities of any kind to holders of Seller's securities as such; (x) Contracts containing covenants of Seller not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Seller in any line of business or in any geographical area; (xi) Contracts relating to the acquisition by Seller of any operating business or the capital stock of any other Person; (xii) options for the purchase of any asset, tangible or intangible, requiring the payment to any Person of a commission or fee; (xiii) Contracts for the payment of fees or other consideration to any officer, director or Affiliate of Seller or to any other entity in which any of the foregoing has an interest; (xiv) Contracts relating to the borrowing of money except for such Contracts involving a principal amount of not more than $10,000 in the aggregate; (xv) Contracts with Seller or any Person in which Seller owns a controlling interest or in which any Affiliate of Seller is a director, officer or employee; and (xvi) any other Contract calling for an aggregate purchase price or sale price or payments of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements) whether or not made in the Ordinary Course of Business. True and complete copies of all of the

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foregoing, in each case as amended to date, have been delivered to, or, to the extent not requested to be delivered, have been made available for inspection by, Purchaser.

            Section 3.14 VALIDITY OF AGREEMENTS. All Contracts described or listed or required to be listed in SCHEDULE 3.13 constitute, as of the date hereof, legal, valid and binding obligations of Seller, are in full force and effect, and are enforceable in accordance with their respective terms except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity. Seller has paid in full all amounts due thereunder which are due and payable or accrued in accordance with GAAP, all amounts due to others thereunder (and have properly recognized revenues due from others thereunder), and has satisfied in full or provided for all of its liabilities and obligations thereunder which are due and payable, except amounts or liabilities disputed in good faith by Seller for which adequate reserves have been set aside. Seller is not in default under any of such Contracts, nor to the Knowledge of Seller, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of Seller, no other party to any such Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Seller has no Knowledge that any Person intends to terminate (whether for cause or convenience) or default under any Contract described or listed or required to be listed on SCHEDULE 3.13 before its stated term, if any. Except as set forth on SCHEDULE 3.14, as of the date hereof, Seller has no Knowledge of a claim, actual or pending, by any Governmental Body under any Contract described or listed or required to be listed on SCHEDULE 3.13. Except as separately identified on SCHEDULE 3.14, as of the date hereof, no Consent of any Person is needed in order that the Contracts described or listed or required to be listed on SCHEDULE 3.13 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

            Section 3.15 TAXES. All Taxes relating to the Acquired Assets or the Business, including, without limitation, Taxes imposed by any foreign taxing authority on the employees of the Business, which have been or will be claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment in connection with any of the Acquired Assets. There is no pending, or to the Knowledge of Seller, threatened Tax audit of any Tax Return filed by or on behalf of Seller or with respect to Seller's income, assets or operations, including the Acquired Assets. There are no Liens for Taxes on any of the Acquired Assets. Seller has made all deposits required by Law to be made with respect to employees' withholding and other employment Taxes including, without limitation, the portion of such deposits relating to Taxes imposed upon Seller.

            Section 3.16 ADDITIONAL REPRESENTATIONS.

                  (a) No representation or warranty made by Seller in this Agreement, and no statement made in any Exhibit or Schedule attached hereto and made a part of this Agreement, which is furnished or to be furnished in connection with the transactions herein contemplated, contains any untrue statement of a material fact or

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omits to state, when read in conjunction with all of the information contained in this Agreement and the Schedules and in light of the circumstances when made, any material fact necessary to make such representation, warranty or statement not misleading in any material respect.

                  (b) Except as disclosed on SCHEDULE 3.16(b), (i) there are, as of the date hereof, no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans (relating to actions or omissions by Seller or, to the Knowledge of Seller, any of its contractors, sub-contractors or agents acting on Seller's behalf, or, to the Knowledge of Seller, by any other Person) relating to the Business or the Acquired Assets which have given rise to or will give rise to any liability on the part of Seller (or any predecessor or successor to the Business) under any Environmental Law or principles of common law relating to pollution, protection of the environment or health and safety; (ii) to the Knowledge of Seller, no real property relating to the Business or the Acquired Assets currently or formerly owned or operated by Seller contains Hazardous Substances in quantities or concentrations that will give rise to liability under any Environmental Law (including, but not limited to, liability associated with any non-discretionary obligation to remediate Hazardous Substances in accordance with applicable remediation standards); (iii) no judicial or administrative proceeding is pending or, to the Knowledge of Seller, threatened relating to liability of for any off-site disposal, release or migration of Hazardous Substances relating to the Business or the Acquired Assets; and (iv) Seller not has received any claims or notices alleging liability relating to the Business or the Acquired Assets under any Environmental Law and Seller has no Knowledge of any circumstances that could result in such claims. SCHEDULE 3.16(b) lists, as of the date hereof, all Contracts relating to the Business or the Acquired Assets which involve the use, handling, storage, transport or disposal of any Hazardous Substance. "ENVIRONMENTAL LAW" means any applicable federal, state, foreign or local law, regulation, code, order, decree, judgment, injunction or judicial opinion or other agency requirement having the force and effect of law and relating to pollution, protection of the environment or health and safety. "HAZARDOUS SUBSTANCE" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

                  (c) The Investigation does not involve, relate to or otherwise have any connection with, the Acquired Assets or any Contracts (including, without limitation, Government Contracts and Foreign Government Contracts) relating to the Business or the Acquired Assets. Except for the DCAA Mod. 4, -0051 Contract Audit and the DCAA Mod. 31, -0070 Contract Audit, there are no audits pending or, to the Knowledge of Seller, proposed to be undertaken by the DCAA with respect to the Business or the Acquired Assets. Seller has not received any notice of commencement of any audit from the DCAA with respect to the Business or the Acquired Assets. Except for the DCAA Mod. 4, -0051 Contract Audit and the DCAA Mod. 31, -0070 Contract Audit, none of Seller's Government Contracts or Foreign Government Contracts relating to the Business or the Acquired Assets, and no modification or supplement to any such Government Contracts or Foreign Government Contracts, required Seller to execute a Certificate of Current Cost or Pricing Data as defined in the Federal Acquisition Regulations.

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                                                                              34


            Section 3.17 ACCOUNTS AND NOTES RECEIVABLE; ACCOUNTS PAYABLE; ACCRUED EXPENSES.

                  (a) All accounts and notes receivable reflected on the 2000 Pro Forma Financials, and all accounts and notes receivable relating to the Business or the Acquired Assets arising subsequent to December 31, 2000, including, without limitation the Accounts Receivable, have arisen in the Ordinary Course of Business and represent valid obligations due to the Seller and have been computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection and are collectible in the Ordinary Course of Business in the aggregate recorded amounts thereof in accordance with their terms. SCHEDULE 2.1(h) is a true, complete and correct list of Accounts Receivable, the aggregate amount of which is Three Million Four Hundred Twenty-One Thousand Five Hundred Fifty Dollars ($3,421,550) as of the date hereof and which amount may be subject to adjustment following the Closing in accordance with Section 2.6(d).

                  (b) All accounts payable reflected on the 2000 Pro Forma Financials, and all accounts payable relating to the Business or the Acquired Assets arising subsequent to December 31, 2000, including, without limitation, the Accounts Payable, (i) have arisen in the Ordinary Course of Business and represent valid obligations of Seller and (ii) have been computed in a manner consistent with past practice and are payable in the Ordinary Course of Business in the aggregate recorded amounts thereof in accordance with their terms.
SCHEDULE 2.3(a) sets forth a true, complete and correct list of Accounts Payable, the aggregate amount of which is Six Hundred Sixty Thousand One Hundred Eighty-One Dollars ($660,181) as of the date hereof and which amount may be subject to adjustment following the Closing in accordance with Section 2.6(d).

                  (c) All accrued expenses reflected on the 2000 Pro Forma Financials, and all accrued expenses relating to the Business or the Acquired Assets arising subsequent to December 31, 2000, including, without limitation, the Accrued Expenses, (i) have arisen in the Ordinary Course of Business and represent valid obligations of Seller and (ii) have been computed in a manner consistent with past practice and are payable in the Ordinary Course of Business in the aggregate recorded amounts thereof in accordance with their terms.
SCHEDULE 2.3(b) sets forth a true, complete and correct list of Accrued Expenses, the aggregate amount of which is Five Hundred Eighty-Four Thousand Fourteen Dollars ($584,014) as of the date hereof and which amount may be subject to adjustment following the Closing in accordance with Section 2.6(d).

            Section 3.18 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on
SCHEDULE 3.18, none of (a) Seller, (b) any officer, director or Affiliate of Seller, (c) any immediate family member of any such officer, director or Affiliate, or (d) any Person controlled by any one or more of the foregoing as of the date hereof: (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a

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competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Business; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Business uses or the use of which is necessary or desirable for the conduct of the Business; (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Business, except for claims in the Ordinary Course of Business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or (iv) on behalf of the Business, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer, director or Affiliate of the Seller, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).

            Section 3.19 LIABILITIES. Except as set forth on SCHEDULE 3.19 or as reflected in the 2000 Pro Forma Financials and other than Assumed Liabilities relating to the Assigned Agreements, the Business had no direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto ("LIABILITIES"), that were not fully and adequately reflected or reserved against on the 2000 Pro Forma Financials or described on any Schedule, including, without limitation, those relating to environmental and occupational safety and health matters, that, alone or in the aggregate, could result in claims against, obligations of or liabilities to the Business which are reasonably likely to have a Business Material Adverse Effect. As of the date hereof, Seller has no Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Business, or any successor to the business except in the Ordinary Course of Business or as otherwise set forth on SCHEDULE 3.19 or which are reasonably likely to have a Business Material Adverse Effect.

            Section 3.20 REAL ESTATE.

                  (a) Except for the lease for the premises located at 4230 Beechwood Drive, Greensboro, North Carolina, SCHEDULE 3.20(a) identifies as of the date hereof all of the real property which Seller leases, has agreed to lease or has an obligation to lease in connection with the Business. Such leased real property is hereinafter referred to as the "LEASED REAL PROPERTY."

                  (b) All of the land, buildings, structures, plants, facilities and other improvements used by Seller in the conduct of the Business are included in the Leased Real Property.

                  (c) There are, as of the date hereof, no adverse parties in possession of the Leased Real Property or any portion or portions thereof and, on the Closing Date, Seller's interest in the Leased Real Property will be free and clear of any and all sub-leases, licensees, occupants or tenants except as set forth in SCHEDULE 3.20(c). Seller has not received notice that there are any pending or, to the Knowledge Seller,

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                                                                              36


threatened condemnation, eminent domain or similar proceedings affecting the Leased Real Property, any improvements thereon or any portion thereof. Seller has not received notice that there are any pending or, to the Knowledge of Seller, threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Leased Real Property or any improvements thereon which would interfere with the conduct of the Business or the use of the Acquired Assets consistent with past practice.

                  (d) All leases relating to Leased Real Property are in full force and effect and have not been modified or amended and, to Seller's Knowledge, neither Seller nor any landlord of a Leased Real Property is in default under its obligations under the lease of such Leased Real Property and no condition has occurred which with notice or lapse of time or both would constitute a default thereunder.

            Section 3.21 LABOR MATTERS. Seller is not now, and has not been in the last five (5) years, bound by or party to any collective bargaining agreement relating to the Business and, to the Knowledge of Seller, no application for certification of a collective bargaining agent is pending. Seller is in compliance in all materials respects with all applicable Laws affecting employment practices and terms and conditions of employment relating to the Business. As of the Closing Date, Seller has not incurred any liability or obligation relating to the Business under the WARN Act, or similar applicable state law and Seller has not taken any action prior to the Closing Date which could result in any such liability or obligation to the Seller or the Business within the six-month period immediately following the Closing Date if, during such six-month period, only terminations of employment in the normal course of operations occur. Seller does not employ and has not employed any illegal aliens in connection with the conduct of the Business.

            Section 3.22 ASSETS USED IN THE BUSINESS. The Acquired Assets constitute and, as of the Closing Date, will constitute all of the assets (real or personal), properties, licenses, rights and agreements (other than the Excluded Assets) which are primarily used on the date hereof (and in the prior 12 months except for sales in the Ordinary Course of Business) in the conduct of the Business, as conducted on the date hereof, and include all assets, properties, licenses, rights and agreements (other than the Excluded Assets) reasonably necessary to conduct the Business in substantially the same manner as it has been historically conducted and conducted as of the date hereof.

            Section 3.23 SUPPLIERS AND CUSTOMERS. SCHEDULE 3.23 lists, by dollar volume paid for the twelve (12) months ended on March 31, 2001, the twenty (20) largest suppliers and the five (5) largest customers of the Business. The relationships of Seller with such suppliers and customers are good commercial working relationships and (i) no Person listed on SCHEDULE 3.23 within the last twelve (12) months has threatened to cancel or otherwise terminate, or to the Knowledge of Seller, intends to cancel or otherwise terminate, the relationship of such Person with Seller, (ii) no such Person has during the last twelve (12) months decreased materially or threatened to decrease or limit materially, or to the Knowledge of Seller, intends to modify materially its relationship with Seller or intends to decrease or limit materially its services or supplies to the

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Business or its usage or purchase of the services or products of the Business and (iii) to the Knowledge of Seller, the acquisition of the Business and the Acquired Assets by Purchaser and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents will not affect the relationship with any supplier or customer listed on Seller's
SCHEDULE 3.23 to an extent that would result in a Business Material Adverse Effect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as follows:

            Section 4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being or heretofore conducted.

            Section 4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. Purchaser has full right and power and all authority and approvals required to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Purchaser and, on the Closing Date, the other Transactions Documents to which Purchaser is a party on the Closing Date will be duly executed and delivered by Purchaser. Assuming due execution and delivery hereof and thereof by Seller, this Agreement and the other Transactions Documents will be valid and binding obligations of Purchaser in accordance with their respective terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

            Section 4.3 CONSENTS AND APPROVALS. The execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is or will be a party, the consummation by Purchaser of the transactions contemplated hereby and thereby and compliance by Purchaser with any of the provisions hereof and thereof will not require any Consent of any Governmental Body or any other Person.

            Section 4.4 NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the execution of the other Transaction Documents to which Purchaser is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance by Purchaser of this Agreement and the other Transaction Documents will not (a) violate any provision of the articles of incorporation or by-laws of Purchaser, (b) violate any Law applicable to, against, or binding upon, Purchaser or by which any of Purchaser's securities, business or property are bound, (c) violate or result in the revocation or suspension of Purchaser's permits, or (d) conflict with or result in the breach of any material provision of any Contract to which Purchaser may be bound.

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                                                                              38


            Section 4.5 PURCHASER LITIGATION. There are no actions, suits, demands, or claims or legal, administrative or arbitral proceedings, hearings or investigations pending or, to the knowledge of the executive officers of Purchaser, threatened against or involving Purchaser, or any outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Purchaser, which, if adversely determined, would materially impair Purchaser's ability to consummate the transactions contemplated hereby.

            Section 4.6 FINANCIAL CAPABILITY. Purchaser has the financial ability to consummate the transactions contemplated by this Agreement.

            Section 4.7 INVESTIGATION BY PURCHASER. Purchaser acknowledges that, except for the representations and warranties of Seller contained in this Agreement and the Exhibits and Schedules hereto and made a part hereof, (i) Seller makes no representations or warranties, express or implied and (ii) Seller makes no representations and warranties with respect to any information made available to Purchaser in connection with any management presentations or any information memorandum, including, without limitation, the provision of any business or financial estimates and projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates and projections and forecasts).

                                   ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

            Section 5.1 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, Seller shall conduct the Business in the Ordinary Course of Business and use its reasonable best efforts to preserve intact relationships with third parties and maintain the goodwill associated with the Business, including, but not limited to, with customers, suppliers and distributors. Without limiting the generality of the foregoing, except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed), Seller shall not with respect to the Business or the Acquired Assets:

                  (a) sell, lease, transfer, mortgage, encumber or otherwise dispose of any Acquired Asset, real, personal or mixed;

                  (b) increase the rate of compensation of, or pay or agree to pay any benefit to, officers or employees of the Business, except in the Ordinary Course of Business or as may be required by any existing plan, agreement or arrangement, including, without limitation, any Plan;

                  (c) enter into, adopt or amend any Plan, or employment or severance agreement relating to the Business, except in the Ordinary Course of Business or as required by Law;

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                                                                              39


                  (d) create or incur any indebtedness or liability other than in the Ordinary Course of Business, or guarantee any debt or other liability of any other Person, in each case that would constitute an Assumed Liability;

                  (e) alter the procedures of the Business regarding the collection of accounts receivable or the payment of accounts or otherwise pay accounts payable of the Business other than when due;

                  (f) take any action, other than in the Ordinary Course of Business, with respect to accounting policies or procedures of the Business;

                  (g) make any commitments for, make or authorize any capital expenditures relating to the Business other than in amounts less than $10,000 individually and $50,000 in the aggregate;

                  (h) settle, compromise, waive, release or assign any material rights or claims whether concerning, affecting or relating to any Contract (relating to the Business or the Acquired Assets, including, without limitation, any of the Assigned Agreements) or otherwise to the Business or the Acquired Assets;

                  (i) terminate or materially amend or modify any Contract relating to the Business or the Acquired Assets, including, without limitation, any of the Assigned Agreements;

                  (j) undertake any of the actions specified in Section 3.4; or

                  (k) agree, directly or indirectly, whether in writing or otherwise, to do any of the foregoing.

            Section 5.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, each of the parties agree to cooperate with each other and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

            Section 5.3 ACCESS TO RECORDS. Prior to the Closing Date, Purchaser shall be entitled, through its employees and representatives, including, without limitation, Paul, Weiss, Rifkind, Wharton & Garrison and accountants, to make such investigation of the assets, properties, business and operations of the Business, and such examination of the books, records and financial condition of the Business as Purchaser wishes. Any such investigation and examination shall be conducted at reasonable times and during Seller's normal business hours after providing reasonable prior notice and under reasonable circumstances and Seller shall cooperate reasonably therewith. No investigation by Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller contained in this Agreement. In order that Purchaser may have the opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Business, Seller shall furnish the representatives of Purchaser during such period with all such information and

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copies of such documents concerning the affairs of the Business as such representatives may reasonably request, shall make available such officers and employees of the Business as such representatives reasonably request, and shall cause its officers and employees to, and use reasonable best efforts to cause its consultants, agents, accountants and attorneys to, cooperate fully with such representatives in connection with such review and examination and to make full disclosure to Purchaser of all material facts affecting the financial condition and business operations of the Business. Following the Closing, each party shall afford the other and its authorized representatives access, during regular business hours after providing reasonable prior notice, to any books and records of the Business to the extent they relate to a period prior to the Closing Date that such party shall from time to time reasonably request. From the date hereof, at Purchaser's request, Seller shall give Purchaser and its authorized representatives reasonable access, during regular business hours after providing reasonable prior notice, to Seller's records related to the Business located other than in the possession of Seller, and shall permit Purchaser to make a copy at its expense of any such documents as Purchaser shall designate.

            Section 5.4 PRESERVATION OF RECORDS; ACCESS TO BUSINESS EMPLOYEES.

                  (a) Purchaser agrees that it shall, at its sole expense, preserve and keep the records of the Business delivered to it hereunder for a period of no less than seven (7) years after the administrative close-out of each government contract or for such longer period as may be required by any governmental agency or on account of on-going litigation, and shall make all such records available to Seller as may be reasonably required by Seller in connection with any legal proceedings against or governmental investigations of Seller (including the Investigation, the DCAA Mod. 4, -0051 Contract Audit and the DCAA Mod. 31, -0070 Contract Audit) or in connection with any Tax examination of Seller. In the event Purchaser wishes to destroy such records after that time, it shall first give thirty (30) days' prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Purchaser within said thirty (30) day period, to take possession of said records within sixty (60) days after the date of the Seller's notice to Purchaser hereunder. If Seller fails to take possession of said records within such sixty (60) day period, Purchaser may destroy such records.

                  (b) Seller agrees that it shall, at its sole expense, preserve and keep any records of the Business not delivered by it hereunder for a period of no less than seven (7) years after the Closing Date or for such longer period as may be required by any governmental agency or on account of on-going litigation and shall make all such records available to Purchaser as may be reasonably required by Purchaser in connection with any legal proceedings against or governmental investigations of Purchaser or in connection with any Tax examination of Purchaser. In the event Seller wishes to destroy such records after that time, it shall first give thirty (30) days' prior written notice to Purchaser and Purchaser shall have the right at its option and expense, upon prior written notice given to Seller within said thirty (30) day period, to take possession of said records within sixty (60) days after the date of the Purchaser's notice to Seller hereunder. If Purchaser fails to take possession of said records within such sixty (60) day period, Seller may destroy such records.

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                  (c) Until such time as there is final resolution with respect to the Investigation, the DCAA Mod. 4, -0051 Contract Audit and the DCAA Mod. 31, -0070 Contract Audit, Purchaser shall provide Seller with reasonable access to those Business Employees that Seller may reasonably request (to the extent that any such Business Employee is, at such time, an employee of Purchaser) for consultation and other cooperation and assistance in connection with the Investigation, the DCAA Mod. 4, -0051 Contract Audit and the DCAA Mod. 31, -0070 Contract Audit; PROVIDED, HOWEVER, that, in no event, shall Purchaser be required to comply with the obligations set forth in this Section 5.4(c) to the extent that such compliance would interfere, individually or in the aggregate, with the responsibilities and duties of such Business Employees to Purchaser. Seller agrees to promptly reimburse Purchaser for all out-of-pocket costs incurred by Purchaser or the Business Employees in connection with the performance of the obligations set forth in this Section 5.4(c).

            Section 5.5 CONFIDENTIALITY. From and after the date of this Agreement, in the event of the consummation of the transaction contemplated hereby, Seller shall keep, and shall use reasonable efforts to cause its employees to keep, any and all confidential and proprietary information relating to the Business, the business operations and prospects (including, but not limited to, customer lists and related information) of the Business, services and know-how relating to the Business ("CONFIDENTIAL Information") confidential and shall not disclose such Confidential Information to any Person; PROVIDED, HOWEVER, that Seller may disclose such information that (i) is or becomes publicly available other than by disclosure by Seller or any agent thereof or
(ii) Seller is required to disclose by Law or in order to enforce the terms of this Agreement, but Seller will give Purchaser adequate advance notice so that Purchaser may seek a protective order or take other reasonable actions to preserve the confidentiality of such information. In the event that the transactions contemplated hereby are not consummated, the terms of that certain confidentiality agreement between Seller and Purchaser (the "CONFIDENTIALITY AGREEMENT") shall continue to apply in full force and effect in accordance with the terms thereof.

            Section 5.6 REASONABLE EFFORTS, CONSENTS. Purchaser and Seller agree to use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated in this Agreement. Seller shall use all reasonable efforts to obtain the authorizations, consents, orders and approvals of (i) federal, state, and local regulatory bodies and officials, (ii) the vendors of that certain Software listed on SCHEDULE 2.1(c)(ii) as upgrades to Windows 95 software, and (iii) each of Colonial Realty Ltd., Fleet Leasing Corp., Fidelity Leasing Corp., Vanguard Financial Services Corp., Kyrocera, Acton Mobile Industries, Country Manor Apartments, William Scottsman and Sawyer Warehouses and will reasonably cooperate in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of its obligations pursuant to this Agreement. Each of Seller and Purchaser will not take any action which will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals and will use its reasonable efforts to secure such approvals as promptly as possible.

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            Section 5.7 INSURANCE PROCEEDS, LITIGATION RIGHTS. In the event that any property used primarily in the conduct of the Business or otherwise material to the Business, in each case, owned or leased by Seller suffers any material damage, destruction or other casualty loss, and the Closing occurs in accordance with the terms hereof, Seller shall surrender to Purchaser (i) all insurance proceeds received by Seller with respect to such damage or loss and (ii) all rights of Seller with respect to any causes of action, whether or not litigation has commenced on the Closing Date, in connection with such damage or loss. Nothing in this Section 5.7 shall be construed to limit or prejudice Purchaser's rights and remedies under this Agreement, including, without limitation, Purchaser's right not to consummate the transactions contemplated hereby if all of the conditions set forth in Section 6.2 are not satisfied or waived, in the sole discretion of Purchaser.

            Section 5.8 PRESERVATION OF BUSINESS. From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Seller shall use reasonable best efforts to preserve intact the business organization of the Business, keep available the services of the present officers, employees, consultants and agents of the Business, and maintain the present suppliers and customers of the Business.

            Section 5.9 LITIGATION. From the date hereof through the Closing Date, Seller shall notify promptly Purchaser of any actions or proceedings of the type described in Section 3.5 that from the date hereof are commenced or, to the Knowledge of Seller, threatened against or involving the Business or any of the Acquired Assets, against any officer, director, employee, consultant, agent or other representative of the Business with respect to its affairs. From the date hereof to the Closing Date, Purchaser shall promptly notify Seller of any litigation that, if adversely determined, would impair the ability of Purchaser to consummate the transactions contemplated hereby.

            Section 5.10 AGREEMENTS. From the date hereof through the Closing Date, Seller shall notify promptly Purchaser of any evidence that any party to a Contract listed or described or required to be listed in SCHEDULE 3.13 has terminated or failed to renew or intends to terminate or fail to renew any such Contract or that any party has asserted or intends to assert any claim under any such Contract.

            Section 5.11 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, Seller shall conduct the Business in such a manner so that the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and Purchaser shall conduct its business in such a manner so that the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and each party shall promptly give notice to the other party of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach by it or the other party hereto of this Agreement.

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                                                                              43


            Section 5.12 SATISFACTION OF CONDITIONS PRECEDENT. During the term of the Agreement, the parties hereto will use reasonable efforts to satisfy (or cause to be satisfied) all the conditions precedent to their respective obligations.

            Section 5.13 EXCLUSIVITY. As an inducement to Purchaser to enter into this Agreement, and in consideration of the time and expense which it has devoted and will devote to the transactions contemplated hereby during such period, subsequent to the execution of this Agreement and until the earlier of
(i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8.1, neither Seller nor any of its representatives (including, without limitation, any investment banker, attorney or accountant retained or acting on behalf of Seller or any shareholder, director, officer or employee of Seller) will, directly or indirectly, (i) initiate, solicit, encourage or respond to any inquiry or proposal with respect to a merger, consolidation, share exchange, business combination, liquidation, or dissolution (unless such transaction shall be structured in a manner that is consistent with, and does not adversely affect, Purchaser's rights under this Agreement) or sale of all or a portion of the assets of the Business or any purchase of any of the outstanding shares of Seller's capital stock (an "ACQUISITION PROPOSAL"), or
(ii) enter into any discussions, negotiations or agreements concerning an Acquisition Proposal with, or disclose any information concerning the Business, its business or properties or afford any access to its properties, books and records to, or otherwise assist or facilitate any effort relating to an Acquisition Proposal, by any Person. Seller will immediately cease any existing discussions with any Persons concerning any Acquisition Proposal.

            Section 5.14 NON-COMPETITION; NON-SOLICITATION.

                  (a) Each of Seller, John Kim and Terri Kim hereby covenants and agrees that, from and after the Closing and until the third (3rd) anniversary of the Closing Date, Seller, John Kim and Terri Kim, as the case may be, shall not directly or indirectly participate in the management, operation or control of, or have any financial or ownership interest in, or otherwise financially assist, or permit its name to be used in connection with, any business or entity that (i) engages in any business competitive with the Business or (ii) manufactures, markets or distributes any products or services that compete with the Business, in each case (i) and (ii) above, in any market, jurisdiction or territory in which Purchaser or any of its Affiliates are then engaging in the Business.

                  (b) Seller acknowledges and agrees that if Seller breaches any provision of this Section 5.14 or of Section 5.5, any remedy at law would be inadequate and insufficient and would cause Purchaser irreparable harm and that Purchaser, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance and injunctive and other equitable relief to prevent or restrain a breach of this Section 5.14 or of
Section 5.5 or to enforce the provisions hereof without the requirement of posting bond or other security. Each of John Kim and Terri Kim acknowledges and agrees that if John Kim or Terri Kim, as the case may be, breaches any provision of Section 5.14(a), any remedy at law would be inadequate and insufficient and would cause Purchaser irreparable harm and that Purchaser, in addition to seeking monetary damages in connection with any such breach, shall be entitled to

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                                                                              44


specific performance and injunctive and other equitable relief to prevent or restrain a breach of Section 5.14(a) or to enforce the provisions hereof without the requirement of posting bond or other security. If any of the covenants contained herein, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full force and effect, without regard to the invalid portions. If any of the covenants contained herein, or any part hereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby or for any other reason, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision or otherwise modify the terms of any such covenant and, in its reduced form, said provision shall then be enforceable.

                  (c) Seller hereby covenants and agrees that, from and after the Closing and until the second (2nd) anniversary of the Closing Date, Seller shall not directly or indirectly, hire, solicit or encourage to leave the employment of Purchaser or any of its Affiliates, any employee of Purchaser or any of its Affiliates or hire any such employee who has left the employment of Purchaser or any of its Affiliates within one (1) year of the termination of such employee's employment with Purchaser or any of its Affiliates; PROVIDED, HOWEVER that this Agreement shall in no way restrict Seller from soliciting for employment (and subsequently hiring) any Person through the means of an advertisement for employment in a newspaper of general circulation or by other similar means.

                  (d) Purchaser hereby covenants and agrees that, from and after the Closing and until the second (2nd) anniversary of the Closing Date, Purchaser shall not directly or indirectly, hire, solicit or encourage to leave the employment of Seller or any of its Affiliates, any employee of Seller or any of its Affiliates or hire any such employee who has left the employment of Seller or any of its Affiliates within one (1) year of the termination of such employee's employment with Seller or any of its Affiliates; PROVIDED, HOWEVER that this Agreement shall in no way restrict Purchaser from soliciting for employment (and subsequently hiring) any Person through the means of an advertisement for employment in a newspaper of general circulation or by other similar means.

                  (e) Seller and Purchaser intend that the provisions of this
Section 5.14 be enforced to the fullest extent permissible under the Laws applied in each jurisdiction in which enforcement is sought. If any provision of this Section 5.14, or any part hereof, shall be held by a court of competent jurisdiction to be invalid or unenforceable, this Section 5.14 shall be amended to revise the scope of such provision, to make it enforceable to the fullest extent permitted by applicable Law, if possible, or to delete such provision or such part, such revision or deletion to apply only with respect to the operation of this Section 5.14 in the jurisdiction of such court.

            Section 5.15 EXPENSES AND APPORTIONED OBLIGATIONS.

                  (a) Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the preparation, execution and performance of this Agreement and transactions contemplated hereby, including costs of

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their respective attorneys, accountants, investment bankers, brokers and other representatives; PROVIDED, HOWEVER, that Seller is responsible for all excise, sales, use, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes and fees (including, without limitation, penalties and interest), levies and charges incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, "TRANSFER TAXES").

                  (b) All real estate and personal property Taxes or other charges against, or payable by the owner of, any of the Acquired Assets relating to a time period beginning prior to, and ending after, the Closing shall be prorated (based on the most recent available Tax statement, latest Tax valuation and latest bills) as of the Closing. If the Closing occurs before the Tax rate is fixed for the then current fiscal or calendar year, whichever is applicable, the proration of the corresponding Taxes shall be on the basis of the Tax rate for the last preceding year applied to the latest assessed valuation. Seller's estimated accrued liability (to the Closing) for any of the above-described Taxes and charges that are due and payable after the Closing, to the extent practicable, shall be made as a credit against the amount payable at the Closing by Purchaser in accordance with Section 2.6. As to those prorations of Taxes and other charges which are not capable of being ascertained on or prior to the Closing Date, such prorations shall be payable by Seller to Purchaser as an adjustment to the Purchase Price within ninety (90) days of the Closing Date.

            Section 5.16 BULK SALES COMPLIANCE. Each of Purchaser and Seller shall waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales. Seller agrees to indemnify and hold Purchaser harmless from and against any and all claims of Seller's creditors or others asserted against Purchaser resulting from such non-compliance as provided in
Section 9.1 hereof.

            Section 5.17 PUBLIC ANNOUNCEMENTS. Prior to the Closing, neither Purchaser nor Seller shall issue any report, statement or press release or otherwise make any public statement with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby without consulting with the other party hereto prior to taking any such action, except as may be required by Law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release.

            Section 5.18 ACCOUNTS RECEIVABLE. After the Closing, Purchaser shall use reasonable efforts to collect all Accounts Receivable that were transferred by Seller to Purchaser pursuant to Section 2.1(h). Purchaser shall not have any obligation to seek the collection of Accounts Receivable beyond its normal collection procedures, and shall in no event be obligated to commence litigation. With respect to each of the Accounts Receivable that has been billed as of the Closing Date, between the ninetieth (90th) day and the one hundred twentieth (120th) day after the Closing Date, Seller shall have the right to use its normal collection procedures to assist Purchaser in collecting any remaining uncollected Accounts Receivable, provided that Seller shall, in no event, be

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entitled to commence any litigation. With respect to each of the Accounts
Receivable that has not been billed as of the Closing Date, between the ninetieth (90th) day and the one hundred twentieth (120th) day after the billing date of each such Account Receivable, Seller shall have the right to use its normal collection procedures to assist Purchaser in collecting any remaining uncollected Accounts Receivable, provided that Seller shall, in no event, be entitled to commence any litigation. Any billed Accounts Receivable (or portion thereof) which remain uncollected at the end of the one hundred twenty (120) day period following the Closing Date or, for unbilled Accounts Receivable, at the end of the one hundred twenty (120) day period following the actual billing date, shall be deemed to be "UNCOLLECTED RECEIVABLES," and Seller shall be liable to Purchaser for the aggregate amount of any such Uncollected Receivables in accordance with Section 9.3(e). At Seller's reasonable request, during the period following the Closing Date through and including the one hundred twentieth (120th) day following the actual billing date of Accounts Receivable unbilled as of the Closing Date, Purchaser shall furnish to Seller a list of Accounts Receivable collected since the Closing Date and shall consult with Seller regarding collection activities with respect to Uncollected Receivables.

            Section 5.19 EMPLOYEES.

                  (a) GENERAL.

                        (i) Effective on the Closing Date, Purchaser shall offer to hire the employees of the Business (excluding individuals who are listed on SCHEDULE 5.19(a)(i) or who are on short- or long-term disability, but subject to Purchaser's affirmative obligation to offer employment to such individuals if they are released to return to active employment within ninety (90) days after the Closing Date), at a comparable job with a benefits package as set forth in
Section 5.19(b)(ii), and at a base salary or base rate of pay (excluding commission or other incentive pay structure) not less than such employee's base salary or base hourly rate of pay immediately prior to the Closing Date. Effective on the Closing Date, Purchaser shall also offer to continue to employ as temporary workers all full-time, part-time and on-call temporary workers, if any, and shall also offer to continue to employ as consultants all full-time and part-time consultants employed in connection with the Business immediately prior to the Closing Date, if any. Also notwithstanding anything in this subsection
(a) to the contrary, Purchaser's obligation to offer to hire any individual who is on short- or long-term disability on the Closing Date (i.e., such individual is listed on SCHEDULE 5.19(a)(i)) shall not accrue unless and until such employee is released to return to active employment within ninety (90) days after the Closing Date.

                        (ii) Purchaser agrees to assume all employment-related obligations with respect to the Business Employees, which obligations arise or accrue on and after the Closing Date. For purposes of this Agreement, "EMPLOYMENT-RELATED OBLIGATIONS" means compensation for services performed for Purchaser on and after the Closing Date (and related employment and withholding taxes), benefits accrued under any Purchaser-sponsored employee welfare or pension benefit plan (as defined under ERISA Sections 3(l) and 3(2), respectively) covering the Business Employees after the Closing Date, benefits accrued under any other employee benefit plan or arrangement of

Purchaser covering the Business Employees on and after the Closing Date and workers' compensation benefits with respect to claims related to injuries or illnesses with a date of injury, as determined through the applicable workers' compensation system Laws, which is on or after the Closing Date.

                        (iii) SCHEDULE 5.19(a)(iii) sets forth a true and correct list of the respective job titles, continuous service dates and hourly rates or base salary, as appropriate, of the employees of the Business as of ten
(10) days prior to the Closing Date. Purchaser may rely on SCHEDULE 5.19(a)(iii) for purposes of determining job titles, Past Service (as defined in Section 5.19(b)(i)), hourly rates and base salaries with respect to Business Employees.

                        (iv) SCHEDULE 5.19(a)(iv) sets forth a true and correct list of the respective job positions, departments, hourly rates, third-party employers and third-party employer hourly rates of the full-time, part-time and on-call temporary workers as of ten (10) days prior to the Closing Date.

                        (v) SCHEDULE 5.19(a)(v) sets forth a true and correct list of the daily or hourly rates, as applicable, and effective dates and expiration dates of the respective written agreements of the full-time and part-time consultants providing services to the Business pursuant to a written agreement as of ten (10) days prior to the Closing Date.

                        (vi) Seller shall be responsible for the health care claims of any former employees employed in connection with the Business who, as of the Closing Date, are receiving continuation of health care coverage as required by COBRA under affected Seller Welfare Plans. Seller shall be responsible for providing health care continuation coverage as required by COBRA to any Non-Hired Employees. Purchaser shall be responsible for providing health care continuation coverage as required by COBRA to any Business Employee terminated by Purchaser on or after the Closing Date.

                        (vii) Purchaser understands and acknowledges that Seller is relying on Purchaser's agreement to hire all of the employees of the Business as of the Closing Date, except as provided in Section 5.19(a)(i). In that regard, Purchaser retains sole responsibility for any obligations or liabilities to such employees of the Business under the WARN Act arising out of Purchaser's failure to meet its obligations under Section 5.19(a)(i) and agrees to hold Seller harmless for same. Purchaser's indemnification of Seller in this regard specifically includes, but is not limited to, any claim by such employees of the Business for back pay, front pay, benefits, or compensatory or punitive damages, any claim by any Governmental Body for penalties regarding any issue of prior notification (or any lack thereof) of any office closing or mass layoff, as well as Seller's defense costs, including attorneys' fees, in defending any such claims.

                        (viii) SCHEDULE 5.19(a)(viii) sets forth a true and correct list of all employees of Seller who have terminated employment as of ninety (90) days prior to the execution of this Agreement along with a description of the reason for such

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                                                                              48


termination of employment. Seller agrees to update this list immediately prior to Closing to reflect any additional terminations.

                  (b) EMPLOYEE BENEFITS.

                        (i) Business Employees will receive credit for Past Service in determining general leave entitlement under Purchaser's general leave policy. "PAST SERVICE" means service with regard to the Business (A) as an employee of Seller or Seller's Affiliate and (B) as an employee of predecessor companies prior to the acquisition of the Business by Seller, if any, but only to the extent that such service is recognized by Seller for similar purposes immediately prior to the Closing. To the extent that any Business Employee has "earned but unused" vacation accrued as of the Closing Date, Seller shall pay each such Business Employee either immediately prior to the Closing Date or subsequent to the Closing Date on or before July 31, 2001, a cash amount equivalent to such "earned but unused" vacation. For purposes of this subsection
(b)(i), "EARNED BUT UNUSED" vacation shall mean vacation earned by a Business Employee under Seller's vacation policy, but not yet taken by such Business Employee, determined as of the Closing Date.

                        (ii) Business Employees shall be eligible for participation in health coverage, insurance, vacation, retirement, and other benefit arrangements or benefit plans of Purchaser on the same basis as similarly-situated employees of Purchaser. Purchaser will offer an open enrollment period through the end of July 2001 to all Business Employees for the purpose of allowing Business Employees to select health care coverage. As part of this enrollment period, Purchaser agrees to offer Business Employees at least one (1) health Plan, which may be chosen by Purchaser in its discretion. Purchaser shall give credit for Past Service for purposes of (i) participation in and eligibility for benefits under the above-referenced plans or arrangements, (ii) determining the amount and duration of any short- or long-term disability or severance benefits due (if severance benefits are made available by Purchaser), and (iii) determining vesting (including, without limitation, eligibility for early retirement, disability, and benefit options and forms) under any retirement plans of Purchaser covering the Business Employees. Business Employees will also receive credit toward any deductible under Purchaser's medical plans for expenses incurred under Seller's corresponding plans during the calendar year in which the Closing occurs.

                        (iii) Purchaser assumes no obligations under medical and other welfare benefit plans as defined in Section 3(l) of ERISA covering any Business Employee or Non-Hired Employee prior to the Closing Date ("SELLER WELFARE PLANS"). Subject to the provisions of this Section 5.19, Business Employees shall be eligible to participate in Purchaser's medical and other welfare plans, as defined in Section 3(1) of ERISA ("PURCHASER WELFARE PLANS"), in accordance with the terms of such plans; provided that Purchaser has no obligation to provide benefit coverage under Purchaser's Welfare Plans to any employee receiving short- or long-term disability benefits under the Seller Welfare Plans as of the Closing Date to the extent such employee has not been released to return to active employment within ninety (90) days after the Closing Date and continues to be eligible, by reason of disability, under the

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Seller Welfare Plans. Purchaser shall take reasonable actions to waive any pre-existing condition restrictions under the Purchaser Welfare Plans with respect to Business Employees or their dependents. In particular, but without limitation, (A) claims for medical, hospital or other health care expenses incurred by Business Employees or their dependents on and after the Closing Date shall be covered under the Purchaser Welfare Plans, except for expenses incurred by a Business Employee receiving short- or long-term disability benefits under the Seller Welfare Plans as of the Closing Date to the extent such Business Employee has not been released to return to active employment within ninety (90) days after the Closing Date and continues to be eligible, by reason of disability, under the Seller Welfare Plans and claims for such expenses incurred by Business Employees or their dependents prior to the Closing Date shall be covered under Seller's Welfare Plans and (B) claims of Business Employees or their dependents for life insurance, accidental death and dismemberment and disability benefits with respect to death, disability or other injury occurring on or after the Closing Date shall be covered under Purchaser's Welfare Plans, and claims for such benefits with respect to death, disability or other injury occurring prior to the Closing Date shall be covered under Seller's Welfare Plans (as applicable). The amount and type of benefits payable in any case shall be determined in accordance with the terms of the applicable welfare plan.

                        (iv) Prior to the Closing Date, Seller shall have taken all necessary actions to cause all accounts (including, without limitation, the employer match portion of any such accounts) under Seller's 401(k) plan of the Business Employees who are participants in such plan to become fully vested as of the Closing Date.

                        (v) No assets or liabilities with respect to the Business Employees shall be transferred as a result of this Agreement from any retirement Plan of Seller (defined contribution and defined benefit) to any plan maintained or established by Purchaser. Seller shall retain all obligations to fund or otherwise provide benefits accrued on or before the Closing Date by the Employees under Seller's retirement Plans. Purchaser shall have no obligations with respect to Seller's qualified retirement Plans, provided that nothing in this Agreement shall prohibit rollovers pursuant to Section 402(c) of the Code.

                        (vi) Purchaser agrees to indemnify and hold Seller harmless from and against any and all claims for severance or similar payments with respect to Business Employees arising out of Purchaser's terminating a Business Employee after the Closing Date.

                        (vii) Seller agrees to hold Purchaser harmless from any costs and liabilities that result from those failures set forth on item 3 of
SCHEDULE 3.11.

                  (c) COOPERATION. Seller and Purchaser shall cooperate and provide such information as may reasonably be necessary with respect to each of the actions contemplated in this Section 5.19, including, without limitation, the procurement of any required approvals from Government Bodies.

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                  (d) OBLIGATIONS. It is intended by the parties that the
responsibilities, liabilities, and covenants assumed or agreed to by Purchaser pursuant to this Section 5.19 shall also bind any assignee or Affiliate of Purchaser to which all or substantially all of the Business is transferred, and Purchaser agrees to cause any such assignee or Affiliate to observe the provisions and covenants of this Section 5.19.

                  (e) REPORTING REQUIREMENTS. Seller and Purchaser hereby agree to utilize the "Standard Procedure" set forth in Revenue Procedure 84-77, 1984-2 C.B. 753, or a corresponding future revenue procedure or other administrative pronouncement, with regard to the reporting requirements attributable to wages paid or to be paid to Business Employees.

            Section 5.20 ACCESS AND USE OF PREMISES. From and after the Closing Date for a period of five (5) years, (i) Purchaser shall permit up to five (5) employees of Seller to access its premises located at 635 Sonoma Road, Waynesville, North Carolina 28786 and use a reasonable amount of space thereat, in each case, during regular business hours and for the sole purpose of carrying on their business in a manner consistent with past practice and (ii) Seller shall permit up to five (5) employees of Purchaser to access its premises located at 4230 Beechwood Drive, Greensboro, North Carolina 27410 and use a reasonable amount of space thereat, in each case, during regular business hours and for the sole purpose of carrying on their business in a manner consistent with past practice. Neither party shall charge the other party (or its employees) any rent for the access and use described in the preceding sentence. Each party represents and warrants that it owns or leases the facility which is subject to the access and use pursuant to this Section 5.20. If such facility is leased, such party represents and warrants that the term of the lease does not expire prior to the fifth (5th) anniversary of the Closing Date, and that such lease is in full force and effect. Either party may, at its option, reasonably relocate any employee of the other party within such premises, provided such relocation does not materially interfere with the ability of the relocated employee to carry on its business in a manner consistent with past practice. The employees of either party who access and use the premises of the other party pursuant hereto shall be prohibited from displaying any signage relating to their employer on the premises of the other party. Following the Closing, the parties shall use good faith efforts to negotiate and execute an agreement with respect to the matters set forth in this Section 5.20, which agreement may contain, among other things, provisions relating to costs, security, telecommunications and insurance. Either party may terminate the foregoing arrangement, with or without cause, upon ninety (90) days prior written notice to the other party.

            Section 5.21 USE OF SIGCOM NAME AND LOGO. Purchaser hereby agrees that, to the extent any of the marketing, advertising or promotional materials assigned by Seller to Purchaser in accordance with Section 2.1(g) use the name "SIGCOM" or the SIGCOM logo, Purchaser shall not use such materials for marketing, advertising or promotional purposes. In addition, Purchaser hereby agrees that, to the extent any of the items assigned by Seller to Purchaser in accordance with Section 2.1(j) or other promotional materials assigned by Seller to Purchaser in accordance with this Agreement contain any reference to Seller's corporate or trade name or any other identifying characteristic of Seller, Purchaser shall not use such items or materials in the operation,

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marketing or promotion of the Business following the Closing; PROVIDED, HOWEVER, that, except as set forth in the following sentence, nothing herein shall be construed or deemed as granting Purchaser any license or similar right to use Seller's corporate name or trade name, mark or other identifying characteristic. Notwithstanding anything herein to the contrary, (i) Purchaser shall be entitled to use Seller's corporate or trade name for purposes of indicating to any Person or Persons that the Business was a former division of Seller and (ii) Purchaser shall be entitled to use the name "SIGCOM" as provided for in the Subcontract.

            Section 5.22 CHANGE OF SOFTWARE LICENSES. As soon as practicable after the Closing Date, Purchaser shall obtain licenses to the extent required for all commercially available software used in connection with the Business pursuant to "shrink-wrap," "click-through" or other standard form license agreements (except for the Software described on SCHEDULE 2.1(c)(i).

            Section 5.23 COVENANT TO ASSIGN CERTAIN ASSETS. If any provision of
Section 3.22 is breached by Seller as the result of its failure to sell, assign, convey, transfer and deliver any asset, property, license, right or agreement (other than any Excluded Asset), then Purchaser shall be entitled to require Seller to sell, assign, convey, transfer and deliver, and Seller shall be required to sell, assign, convey, transfer and deliver to Purchaser, as promptly as practicable, at Seller's sole cost and expense, any such asset, property, license, right and agreement without the requirement of any payment therefor by Purchaser, whereupon such asset, property, license, right or agreement shall be deemed to be an Acquired Asset for purposes of this Agreement. Nothing in this
Section 5.23 shall be construed to limit or prejudice Purchaser's other rights and remedies under this Agreement, including, without limitation, Purchaser's rights to indemnification pursuant to Article IX of this Agreement.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

            Section 6.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement are, at its option, subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

                  (a) REGULATORY AUTHORIZATIONS. All authorizations, consents, orders and approvals of federal and state regulatory bodies and officials necessary for the consummation by Seller of this Agreement and performance of the transactions contemplated hereunder shall have been obtained, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated (collectively, an "ORDER").

                  (b) REPRESENTATIONS AND WARRANTIES; AGREEMENTS AND COVENANTS. The representations and warranties of Purchaser contained in this Agreement and in any

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certificate delivered by any officer of Purchaser pursuant hereto that are not qualified by materiality (or a similar concept) shall be true and correct in all material respects and the representations and warranties that are qualified by materiality (or a similar concept) shall be true and correct, in each case, at the date hereof and at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Purchaser shall have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with it on or prior to the Closing Date.

                  (c) CERTIFICATES. Purchaser shall have delivered to Seller certificates, dated the Closing Date, of officers of Purchaser to the effect that the conditions specified in paragraphs (a) and (b) of this Section 6.1 have been satisfied.

                  (d) EXECUTION AND DELIVERY. Purchaser shall have executed and delivered the documents set forth in Section 2.9 hereof to which it is a party.

            Section 6.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are, at its option, subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions:

                  (a) REGULATORY AUTHORIZATIONS. All authorizations, consents, orders and approvals of federal and state and regulatory bodies and officials necessary for the consummation by Purchaser of this Agreement and performance of the transactions contemplated hereunder shall have been obtained and there shall be no Order in effect.

                  (b) REPRESENTATIONS AND WARRANTIES; AGREEMENTS AND COVENANTS. The representations and warranties of Seller contained in this Agreement and in any certificate delivered by any officer of Seller pursuant hereto that are not qualified by materiality or a Business Material Adverse Effect requirement (or similar concepts) shall be true and correct in all material respects and the representations and warranties that are qualified by materiality or a Business Material Adverse Effect requirement (or similar concepts) shall be true and correct, in each case, at the date hereof and at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Seller shall have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) GOVERNMENTAL PERMITS AND APPROVALS. All Permits required for the lawful consummation of the Closing shall have been obtained and be in full force and effect, and Purchaser shall have been furnished with evidence reasonably satisfactory to it that such Permits have been granted and obtained.

                  (d) THIRD PARTY CONSENTS. All Consents from parties to Contracts relating to the Business or the Acquired Assets (including, without limitation, the Assigned Agreements) that may be required in connection with the performance by Seller of its obligations under this Agreement or the other Transaction Documents or the continuance of such Contracts after the Closing shall have been obtained and be in full

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force and effect, and Purchaser shall have been furnished with evidence reasonably satisfactory to it that such Consents have been obtained and are in full force and effect.

                  (e) NO BUSINESS MATERIAL ADVERSE EFFECT. There shall not have been any Business Material Adverse Effect from the date hereof to the Closing Date.

                  (f) OPINION OF COUNSEL TO SELLER. Purchaser shall have received the opinion of Holland & Knight LLP, counsel to Seller, dated the date of the Closing, addressed to Purchaser, in the form attached as EXHIBIT J.

                  (g) CERTIFICATES. Seller shall have delivered to Purchaser certificates, dated the Closing Date, of officers of Seller to the effect that the conditions specified in paragraphs (a) through (e) of this Section 6.2 have been satisfied.

                  (h) INVENTION ASSIGNMENT AGREEMENTS. Seller shall have delivered to Purchaser invention assignment agreements executed by each past or present employee, officer or consultant or any other Person who invented or developed any part of the Intellectual Property included in the Assigned IP Assets to be conveyed to Purchaser hereunder, pursuant to which agreements each such Person shall have assigned all of such Person's right, title and interest in and to such Intellectual Property to Seller.

                  (i) EXECUTION AND DELIVERY. Seller shall have executed and delivered the documents set forth in Section 2.8 hereof to which it is a party.

                                  ARTICLE VII

                        FEES RELATING TO THIS TRANSACTION

            Except as set forth on SCHEDULE 7, Seller represents and warrants to Purchaser that no broker, finder, agent or similar intermediary has acted on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by Seller. Except as set forth on SCHEDULE 7, Purchaser represents and warrants to Seller that no broker, finder, agent or similar intermediary has acted on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser. Each such party agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of such party, and to bear the cost of legal expenses incurred in defending against any such claim.

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                                                                              54


                                  ARTICLE VIII

                                   TERMINATION

            Section 8.1 TERMINATION. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated prior to the Closing as follows:

                  (a) by the mutual written consent of Seller and Purchaser;

                  (b) by Seller, by notice to Purchaser, if the Closing has not occurred prior to the close of business on July 31, 2001, other than by reason of a material breach of this Agreement by Seller;

                  (c) at the election of Seller, if Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement that is qualified by materiality (or a similar concept), or if Purchaser has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement that is not so qualified, which breach has not been cured on or prior to thirty (30) days following delivery of written notice of such breach by Seller to Purchaser;

                  (d) by Purchaser, by notice to Seller, if the Closing has not occurred prior to the close of business on July 31, 2001, other than by reason of a material breach of this Agreement by Purchaser;

                  (e) at the election of Purchaser, if Seller has breached any representation, warranty, covenant or agreement contained in this Agreement that is qualified by materiality or a Business Material Adverse Effect requirement (or similar concepts), or if Seller has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement that is not so qualified, which breach has not been cured on or prior to thirty (30) days following delivery of written notice of such breach by Purchaser to the Seller;

                  (f) at the election of Purchaser, if, between the date hereof and the Closing Date, there has been a Business Material Adverse Effect; or

                  (g) at the election of Seller on the one hand or Purchaser on the other, if any legal proceeding is commenced or threatened by any Governmental Body directed against the consummation of the Closing or any other transaction contemplated under this Agreement and Purchaser or Seller (as the case may be) reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

            If this Agreement so terminates, it shall become null and void and have no further force or effect except as provided in Section 8.2.

            Section 8.2 EFFECT OF TERMINATION; EXPENSES. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall thereafter become void and have no further force or effect, except that the obligations provided for

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                                                                              55


in this Section 8.2 and in Section 5.15 hereof, the confidentiality provision contained in the final sentence of Section 5.5 and the Confidentiality Agreement referred to in such Section shall survive any such termination of this Agreement. Except as provided herein, none of the parties hereto shall have any liability in respect of the termination of this Agreement except to the extent that failure to satisfy the conditions of Article VI results from the breach or violation of the representations, warranties, covenants or agreements of a party under this Agreement, in which case the termination of this Agreement will not prejudice any legal rights of the other party whether those rights arise under this Agreement or otherwise.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 9.1 INDEMNIFICATION BY SELLER. Seller agrees to indemnify, defend and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article IX Purchaser (and its directors, officers, employees, Affiliates, successors and assigns) (collectively, the "PURCHASER PARTIES") against, and hold the Purchaser Parties harmless from and in respect of, any and all losses, liabilities, damages, deficiencies, costs, expenses (including, without limitation, expenses of investigation and defense and reasonable fees, disbursements and expenses of counsel incurred by the Purchaser Parties in any action or proceeding (including, without limitation, any action or proceeding to enforce the rights of the Purchaser Parties hereunder) between the Purchaser Parties and Seller or between the Purchaser Parties and any third party or otherwise), claims, Liens or other obligations of any nature whatsoever (collectively, "LOSSES") based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from (a) the inaccuracy in or breach of any representation or warranty made by or on behalf of Seller in this Agreement or in any of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto, (b) the breach by Seller of any covenant or agreement set forth in this Agreement or in any of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto, (c) any liability or obligation of, or claim against, all or any portion of any of the Business or the Acquired Assets (including, without limitation, the Assigned Agreements) (x) relating to any period on or prior to the Closing Date (other than the Assumed Liabilities) or (y) arising out of any act or omission of Seller or any facts or circumstances existing at or prior to the Closing Date whether or not such liability or obligation was known at the time of Closing (other than the Assumed Liabilities), (d) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated in this Agreement, (e) any Excluded Liabilities or (f) enforcing the indemnification provided for hereunder. Seller shall have no right to seek contribution from Purchaser with respect to all or any part of Seller's indemnification obligations under this
Section 9.1.

            Section 9.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify Seller against and hold Seller harmless from and in respect of any and all Losses which may be incurred by virtue of or result from (a) the inaccuracy in or breach of any representation or warranty made by or on behalf of Purchaser in this Agreement or in any

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of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto, excluding, in all events, the representations and warranties set forth in Section 4.5, which shall not survive the Closing, (b) the breach by Purchaser of any covenant or agreement set forth in this Agreement or in any of the other Transaction Documents or in any document or instrument delivered at the Closing pursuant hereto or thereto, (c) any liability or obligation of, or claim against, Seller with respect to all or any portion of the Business or the Acquired Assets (including, without limitation, the Assigned Agreements) relating to any period after the Closing Date and arising out of any act or omission of Purchaser or any facts and circumstances which did not exist at or prior to the Closing Date (other than the Excluded Liabilities), (d) any Assumed Liabilities or (e) enforcing the indemnification provided for hereunder. Purchaser shall have no right to seek contribution from Seller with respect to all or any part of Purchaser's indemnification obligations under this Section 9.2.

            Section 9.3 SUPPLEMENTAL INDEMNIFICATION BY SELLER.

                  (a) SUPPLEMENTAL ERISA INDEMNIFICATION. Seller agrees to indemnify and hold harmless the Purchaser Parties with respect to any Losses incurred by any of the Purchaser Parties arising out of, or otherwise in respect of, any Plan that is not disclosed in SCHEDULE 3.11. Notwithstanding anything to the contrary in Section 9.4, all indemnification obligations in this Section 9.3(a) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitation, including, without limitation, those set forth in Sections 9.4 and 9.5.

                  (b) SUPPLEMENTAL TAX INDEMNIFICATION. Seller shall indemnify the Purchaser Parties for any liability for any Taxes imposed on the Business, including, without limitation, Taxes imposed by any foreign taxing authority on the employees of the Business, pursuant to federal, state, local or foreign law attributable to any Pre-Closing Tax Period. Any indemnity payments to or from Seller or to or from Purchaser pursuant to this Agreement, whether under this
Section 9.3(b) or otherwise, shall be treated by Purchaser and Seller as adjustments to the Purchase Price for all Tax purposes. All indemnification obligations set forth in this Section 9.3(b) shall be treated as Tax Claims for purposes of the survival provisions of Section 9.4 and shall not be subject to any dollar limitation, including, without limitation, those set forth in Section 9.5.

                  (c) SUPPLEMENTAL CONTRACT INDEMNIFICATION. Seller agrees to indemnify and hold harmless the Purchaser Parties, from and with respect to any and all Losses incurred by any of the Purchaser Parties arising out of, or otherwise in respect of, any government disallowance of incurred Direct Contract Costs and/or Indirect Costs of the Business including, without limitation, any Losses arising out of DCAA incurred cost audits of the Business for fiscal years 1997 through 2000, including, without limitation, any Losses arising out of the DCAA Mod. 4, -0051 Contract Audit, the DCAA Mod. 31, -0070 Contract Audit or any other DCAA audit of the Business. All indemnification obligations in this
Section 9.3(c) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not

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be subject to any time or dollar limitation, including, without limitation, those set forth in Sections 9.4 and 9.5.

                  (d) SUPPLEMENTAL INVESTIGATION INDEMNIFICATION. Seller agrees to indemnify and hold harmless the Purchaser Parties, from and with respect to any and all Losses incurred by any of the Purchaser Parties arising out of, or otherwise in respect of, the Investigation. All indemnification obligations in this Section 9.3(d) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitation, including, without limitation, those set forth in Sections 9.4 and 9.5.

                  (e) SUPPLEMENTAL UNCOLLECTED RECEIVABLES INDEMNIFICATION. Seller agrees to indemnify and hold harmless the Purchaser Parties, from and with respect to, or otherwise in respect of, any and all Uncollected Receivables. If, following an indemnification payment by Seller with respect to an Uncollected Receivable pursuant to this Section 9.3(e) such Uncollected Receivable (or a portion thereof) is collected by Purchaser, then Purchaser shall surrender such subsequently collected amount to Seller. All indemnification obligations in this Section 9.3(e) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and shall not be subject to any time or dollar limitation, including, without limitation, those set forth in Sections 9.4 and 9.5.

            Section 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of Purchaser to investigate the affairs of the Business and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations and warranties of Seller contained in this Agreement. All representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder, and except for (a) the representations and warranties made in Sections 3.1, 3.2. 4.1 and 4.2, which shall survive until the expiration of the applicable statute of limitations with respect to any claim arising from any inaccuracy in or breach thereof, (b) the representations and warranties set forth in Sections 3.11 and 3.15 which shall constitute Tax Claims under this Section 9.4, (c) the representations and warranties set forth in
Section 3.16(b) which shall constitute Environmental Claims and (d) the representations and warranties in Section 4.5 which shall not survive the Closing, (i) shall thereafter terminate and expire two (2) years after the Closing Date unless the party asserting such claim shall have given notice on or prior to such date, to the party against which such claim is asserted, (ii) with respect to any Tax Claim, on the later of (x) ninety (90) days following the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation and (y) ninety (90) days following the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations, and (iii) with respect to any Environmental Claim, on the fifth (5th) anniversary of the Closing Date.

            As used in this Agreement, the following terms have the following meanings: (i) "TAX CLAIM" means any claim based upon, arising out of or otherwise in

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                                                                              58


respect of any inaccuracy in or any breach of any representation or warranty of Seller contained in this Agreement related to Taxes or any Plan; and (ii) "ENVIRONMENTAL CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of any Seller contained in Sections 3.5, 3.7, 3.9 or 3.16(b) concerning any Environmental Law or principles of common law relating to pollution, protection of the environment or health and safety. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

            Section 9.5 CERTAIN LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

                  (a) Purchaser shall not be entitled to receive any indemnification payments under Section 9.1(a), except those based upon, arising out of or otherwise in respect of Sections 3.1, 3.2, 3.11, 3.15, 3.17, 3.22 and
Article VII, (the "BASKET EXCLUSIONS"), until the aggregate indemnification payments, exclusive of the Basket Exclusions, equal Fifty Thousand Dollars ($50,000) (the "BASKET AMOUNT"), whereupon Purchaser shall be entitled to receive in full indemnity payments in excess of the Basket Amount; PROVIDED, HOWEVER, that solely for purposes of determining whether the amount of Seller's indemnification obligations exceed Fifty Thousand Dollars ($50,000) in the aggregate, a breach of Seller's representations or warranties shall be determined without regard to any limitation or qualification as to materiality or Business Material Adverse Effect (or similar concepts) set forth in such representation or warranty.

                  (b) Notwithstanding the foregoing provisions of this Section 9.5, Purchaser shall be entitled to receive any indemnification payments in respect of the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                  (c) The maximum amount of indemnification payments under
Section 9.1(a) (excluding those based upon, arising out of or otherwise in respect of the Basket Exclusions), shall not exceed, in the aggregate, Five Million Dollars ($5,000,000).

                  (d) The maximum amount of indemnification payments under
Section 9.2 with respect to any inaccuracy in or breach of a representation or warranty shall not exceed, in the aggregate, Five Million Dollars ($5,000,000), provided that Seller shall not be entitled to receive any indemnification payments under Section 9.2 until the aggregate amount of all such indemnification payments exceeds the Basket Amount, whereupon Seller shall be entitled to receive in full indemnity payments exclusive of the Basket Amount up to Five Million Dollars ($5,000,000).

            Section 9.6 DEFENSE OF CLAIMS. In the case of any claim for indemnification under Section 9.1, 9.2 or 9.3 arising from a claim of a third party, an indemnified party shall give prompt written notice to the indemnifying party (and, if the indemnifying party is Seller, to Seller and the Escrow Agent) of any claim, suit or demand of which such indemnified party has knowledge and as to which it may request

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indemnification hereunder. The failure to give such notice shall not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby. The indemnifying party shall have the right to defend and to direct the defense against any such claim, suit or demand, in its name and at its expense, and with counsel selected by the indemnifying party unless such claim, suit or demand seeks an injunction or other equitable relief against the indemnified party; PROVIDED, HOWEVER, the indemnifying party shall not have the right to defend or direct the defense of any such claim, suit or demand if it refuses to acknowledge fully its obligations to the indemnified party or contests, in whole or in part, its indemnification obligations therefor. If the indemnifying party elects and is entitled to compromise or defend such claim, it shall within thirty (30) days (or sooner, if the nature of the claim so requires) notify the indemnified party of its intent to do so, and the indemnified party shall, at the expense of the indemnifying party, cooperate in the defense of such claim, suit or demand. If the indemnifying party elects not to compromise or defend such claim, fails to notify the indemnified party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such claim. Except as set forth in the immediately preceding sentence, the indemnifying party shall have no indemnification obligations with respect to any such claim, suit or demand which shall be settled by the indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that notwithstanding the foregoing, the indemnified party shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor shall it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss. The indemnifying party's right to direct the defense shall include the right to compromise or enter into an agreement settling any claim by a third party; provided that no such compromise or settlement shall obligate the indemnified party to agree to any settlement which requires the taking of any action by the indemnified party other than the delivery of a release. Notwithstanding the indemnifying party's right to compromise or settle in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld or delayed. The indemnified party shall have the right to participate in the defense of any claim, suit or demand with counsel selected by it subject to the indemnifying party's right to direct the defense. The fees and disbursements of such counsel shall be at the expense of the indemnified party; PROVIDED, HOWEVER, that, in the case of any claim, suit or demand which seeks injunctive or other equitable relief against the indemnified party as to which the indemnifying party shall not in fact have employed counsel to assume the defense of such claim, suit or demand, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

            Section 9.7 NON-THIRD PARTY CLAIMS. Any claim which does not result in a third party claim shall be asserted by a written notice to the other party or parties. The recipient of such notice shall have a period of thirty (30) days after receipt of such notice

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within which to respond thereto. If the recipient does not respond within such thirty (30) days, the recipient shall be deemed to have accepted responsibility for the Losses set forth in such notice and shall have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such claim in whole or in part, the party delivering shall be free to pursue such remedies as may be available to it under contract or applicable law.

            Section 9.8 CLAIMS AGAINST THE ESCROW AGENT. Any indemnification obligations of Seller shall be satisfied from any amounts held by the Escrow Agent pursuant to the Escrow Agreement prior to Purchaser exercising any other remedy, offset or action (other than (i) any action seeking equitable remedies, (ii) in the case of fraud, (iii) if and to the extent the amounts, if any, then held by the Escrow Agent are insufficient to satisfy such indemnification obligations and (iv) any action seeking to enforce Purchaser's rights under
Section 5.23) to seek recovery of amounts payable pursuant to Seller's obligations under this Article IX.

            Section 9.9 SUBROGATION. Upon making an indemnity payment pursuant to this Agreement, the indemnifying party will, to the extent of such payment, be subrogated to all rights of the indemnified party against any third party in respect of the damages to which the payment related. Without limiting the generality of any other provision hereof, the indemnified party and indemnifying party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights.

            Section 9.10 EXCLUSIVE REMEDIES. The remedies provided for in this Agreement shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, successors and assigns for any breach of or inaccuracy in any representation or warranty contained in this Agreement or any certificate delivered at Closing; PROVIDED, HOWEVER, that nothing herein is intended to waive any claims for fraud or waive any equitable remedies to which a party may be entitled.

            Section 9.11 NO DOUBLE RECOVERY; USE OF INSURANCE. No party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or the Schedules attached hereto, or any document executed in connection with this Agreement. Furthermore, in the event any damages related to a claim by an indemnified party are covered by insurance, the indemnified party may seek recovery under such insurance, in which case the indemnified party shall not be entitled to recover from the indemnifying party (and shall refund amounts received up to the amount of indemnification actually received) with respect to such damages to the extent, and only to the extent, the indemnified party recovers the insurance payment specified in the policy. Notwithstanding the foregoing, if any provision of this Section 9.11 eliminates or in any way diminishes the right of an indemnified party to recover a claim covered by insurance or otherwise, this Section 9.11 shall have no further force and effect with respect to such claim.

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            Section 9.12 TREATMENT OF INDEMNITY PAYMENTS BETWEEN THE PARTIES.
Unless otherwise required by applicable Law, all indemnification payments shall constitute adjustments to the Purchase Price for all Tax purposes, and no party shall take any position inconsistent with such characterization.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 INTERPRETATION. For purposes of this Agreement, the phrase "as of the date hereof" refers to the date of this Agreement and the Closing Date.

            Section 10.2 EXPENSES. Unless otherwise specifically provided herein, the parties shall bear their own respective expenses incurred in connection with the preparation, execution and performance of this Agreement and consummation of the transactions contemplated hereby, including, without limitation, any related broker's or finder's fee.

            Section 10.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Purchaser and Seller or, in the case of a waiver, by or on behalf of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any document delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            Section 10.4 PUBLIC DISCLOSURE. Each of the parties to this Agreement hereby agrees with the other party that, except as may be required to comply with the requirements of applicable Law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the transactions contemplated hereunder unless specifically approved in advance by both parties, such approval not to be unreasonably withheld, conditioned or delayed. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of

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such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            Section 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND EACH OF SELLER AND PURCHASER IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN FAIRFAX COUNTY, COMMONWEALTH OF VIRGINIA OR ANY FEDERAL COURT LOCATED IN THE EASTERN DISTRICT OF VIRGINIA AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN VIRGINIA.

            Section 10.6 NOTICES. Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or facsimile transmission or on the next day after given if delivered by overnight courier, and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

                            (a)  if to Seller, addressed to:

                                 SIGCOM, Inc.
                                 4230 Beechwood Drive
                                 Greensboro, NC 27410
                                 Attn: Terri Kim, President
                                 Fax:  336-547-1449

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                                                                              63


                                 with a copy to:

                                 Holland & Knight LLP
                                 2099 Pennsylvania Avenue, NW
                                 Suite 100
                                 Washington, DC 20006
                                 Attn: William J. Mutryn, Esq.
                                 Fax:  202-955-5564

                            (b)  if to Purchaser, addressed to:

                                 Anteon Corporation
                                 3211 Jermantown Road
                                 Fairfax, VA 22030-2801
                                 Attn: Curtis L. Schehr, Esq.
                                       Senior Vice President and General Counsel
                                 Fax: 703-246-0577

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York 10019-6064
                                 Attn: Carl L. Reisner, Esq.
                                 Fax:   212-757-3990

or at such other place or places or to such other Person or Persons as shall be designated in writing by the parties to this Agreement in the manner herein proved.

            Section 10.7 SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. A reference to a Section or an Exhibit or Schedule will mean a Section in, or Exhibits or Schedule to, this Agreement unless otherwise explicitly set forth.

            Section 10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            Section 10.9 ASSIGNMENTS. This Agreement may not be assigned, by operation of law or otherwise, except that Purchaser may assign for collateral purposes its rights under this Agreement to its financing sources and may assign this Agreement to any subsidiary of Purchaser; PROVIDED, HOWEVER, that Purchaser shall remain obligated for payment of the Purchase Price and the performance of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

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                                                                              64


            Section 10.10 ENTIRE AGREEMENT, ENFORCEABILITY AND MISCELLANEOUS. This Agreement, including the Exhibits and Schedules attached hereto: (a) constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and, except as set forth herein at Section 5.5, supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be binding upon, and is solely for the benefit of, each of the parties herein and nothing in this Agreement except Sections 9.1 and 9.2 is intended to confer upon any other Persons any rights or remedies of any nature whatsoever hereunder or by reason of this Agreement; and (c) in case any provision in this Agreement shall be or shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ANTEON CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        SIGCOM, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

For purposes of Section 5.14 of this
Agreement, agreed and accepted by:


------------------------------------
John Kim


------------------------------------
Terri Kim